UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia		22102-4860
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 917-0880
Black Nickel Acquisition Corp. I
300 Colonial Center Parkway
Suite 260
Roswell, Georgia 30076
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.
     These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.
     We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.
EXPLANATORY NOTE
     This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.
     This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.
     As used in this current report and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Black Nickel Acquisition Corp. I. after giving effect to the merger of our wholly-owned subsidiary InferX Acquisition Corp. with and into InferX Corporation, our change of name to InferX Corporation, and the related transactions described below, unless the context requires otherwise.

Item 1.01 Entry into a Material Definitive Agreement.
     On October 24, 2006, the Company entered into an Agreement and Plan of Merger. For a description of the material terms of the agreement, reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
     On October 24, 2006, the Company entered into a Redemption Agreement with each of its three shareholders, Paul T. Mannion Jr., Andrew Reckles and Robert Prag, pursuant to which the Company redeemed an aggregate of 300,000 shares of the Company’s common stock, 100,000 shares from each, in consideration of payment of $100 to each shareholder.
     On October 25, 2006, the Company closed a portion of a private placement of its securities (described in Item 3.02 of this Current Report on Form 8-K), pursuant to which the Company entered into certain agreements with the investors: a Subscription Agreement, a Registration Rights Agreement, and Class A and Class B warrants to purchase common stock. Pursuant to the Subscription Agreements, the Company agreed to sell an aggregate of 2,229,392 units (as described under Item 3.02) for gross proceeds of $1,114,696 (including $362,196 in cancellation of indebtedness under outstanding Bridge Loans), resulting in gross new cash proceeds of $752,500. The Registration Rights Agreement and Class A and Class B warrants are described under Item 2.01 of this Current Report on Form 8-K under the heading “Description of Securities.”
     In connection with the change in control of the Company pursuant to the Merger described under Item 2.01 of this Current Report on Form 8-K, the Company assumed the obligations under employment agreements with four of its five new executive officers. For a description of the material terms of the employment agreements, reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 24, 2006, the registrant, f/k/a Black Nickel Acquisition Corp. I, a Delaware corporation (“Black Nickel”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among Black Nickel, InferX Corporation, a privately held Virginia corporation (“InferX”), and InferX Acquisition Sub, Inc., a newly formed wholly-owned Virginia subsidiary of Black Nickel (“Acquisition Sub”). A copy of the Merger Agreement is attached hereto as Exhibit 10.8. Concurrently with the execution of the Merger Agreement, Acquisition Sub was merged with and into InferX and InferX became a wholly-owned subsidiary of Black Nickel (the “Merger”). Following the Merger, Black Nickel effected a short-form merger of InferX with and into Black Nickel, pursuant to which the separate existence of InferX terminated and Black Nickel changed its name to “InferX Corporation.”
     As used in this Current Report on Form 8-K, all references to the “company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to InferX, and references to the “company,” “we,” “our” and “us” for periods subsequent to the closing of the Merger refer to Black Nickel and assume the consummation of the short-form merger of InferX with and into Black Nickel. Information regarding Black Nickel, InferX and the principal terms of the Merger are set forth below.
THE MERGER
     The Merger. On October 24, 2006, Black Nickel entered into the Merger Agreement with InferX and Acquisition Sub. Concurrently with the execution of the Merger Agreement, Acquisition Sub was merged with and into InferX and InferX will become a wholly-owned subsidiary of Black Nickel. Following the Merger, Black Nickel effected a short-form merger of InferX with and into Black Nickel, pursuant to which the separate existence of InferX terminated and Black Nickel changed its name to “InferX Corporation.”
     Pursuant to the Merger Agreement, at closing, stockholders of InferX received 1,896.58 shares of Black Nickel’s common stock for each issued and outstanding share of InferX’s common stock. As a result, at closing Black Nickel issued 5,600,000 shares of its common stock to the stockholders of InferX, representing approximately 82.4% of Black Nickel’s outstanding common stock immediately following the Merger.

     The issuance of shares of common stock to holders of InferX’s capital stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares will contain a legend with a statement to that effect.
     Other than those relationships discussed under “Certain Relationships and Related Transactions,” there is no material relationship between Black Nickel and InferX, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.
     Changes Resulting from the Merger. We intend to carry on InferX’s business as our sole line of business. We will relocate our executive offices to 1600 International Drive, Suite 110, McLean, Virginia, and our telephone number will be (703) 917-0880.
     The Merger and related transactions were approved by the holders of a requisite number of shares of InferX’s capital stock by written consent on October 13, 2006. Under Virginia corporate law, InferX’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that InferX pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. No InferX stockholders requested appraisal rights.
     Changes to the Board of Directors. Immediately following the execution of the Merger Agreement and pursuant to the terms of the Merger Agreement, Paul T. Mannion Jr. and Andrew Reckles, Black Nickel’s directors and its president and secretary, respectively, resigned and appointed B.K. Gogia, Dr. Jerzy Bala, and Scott B. Parliament as directors of Black Nickel, effective at the effective time of the Merger.
     All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.
     Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” since the stockholders of InferX own a majority of the outstanding shares of InferX common stock immediately following the Merger. InferX is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of InferX and will be recorded at the historical cost basis of InferX, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Black Nickel and InferX, historical operations of InferX and operations of InferX from the closing date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the company occurred as of the date of consummation of the Merger. We continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.
DESCRIPTION OF OUR COMPANY
     Black Nickel was formed in May 2005 to pursue a business combination. InferX was formed in August 2006 by the merger of the former InferX Corporation, a Delaware corporation (“InferX Delaware”), with and into Datamat Systems Research, Inc., a Virginia corporation and an affiliate of InferX Delaware (“Datamat”), pursuant to which Datamat was the surviving corporation. Datamat changed its name to “InferX Corporation.” Datamat was formed in 1992 to develop technology for distributed analysis of sensory data relating to airborne missile threats under contracts with the United States Missile Defense Agency and other Department of Defense (“DoD”) contracts, and InferX Delaware was formed in 1999 to develop and commercially market applications based on the technology initially developed by Datamat. InferX’s patent pending technology was developed in part with grants by the Missile Defense Agency.

     After the Merger, we will succeed to the business of InferX as our sole line of business.
DESCRIPTION OF OUR BUSINESS
     InferX is a software company that has developed software to analyze data in remote locations without the need to move the data to a central data warehouse. The InferX technology can be used to identify risks and opportunities for homeland security, fraud and intrusion detection, and customer relationship management (CRM) in near real time.
     Market Opportunity
     The need for predictive analysis from dispersed databases has significantly increased due to the heightened security concerns after the events of September 11, 2001. The proliferation of databases across the intelligence community has also added to the demand for predictive analysis tools. The federal government has expedited spending in predictive analysis and distributed knowledge discovery investments as part of an overall increase in information technology spending during its fiscal years 2006 and 2007. We believe that our software responds to the demand for predictive analysis tools. Our initial target is cargo security risk analysis for U.S. port security.
     We also intend to sell our cargo security risk management applications in Europe. The recent World Customs Organization exhibition from June 29 to July 1, 2006 was focused on the theme “Safer Trade through Technology.” InferX management attended the WCO meeting in Brussels, Belgium and made several contacts with the intent to establish joint marketing arrangements with a few established players in the European Union.
     We believe our products have a broad application in many verticals in the areas of fraud detection, risk analysis and customer retention. Specific examples of potential uses of our products are as follows:
     Financial Services: Increase customer retention; optimization of cross selling; detection of money laundering; and fraud detection;.
     Insurance: Increase customer profitability; fraud detection; optimization of cross selling; and customer compliance.
     Healthcare: Optimal treatment analysis; clinical drug trial analysis; analysis of medical images; and healthcare fraud and abuse detection.
     Retail: Promotion effectiveness analysis; product placement analysis; optimization of cross selling; and sales force optimization.
     Our Product Offerings
     InferAgentTM
     Our flagship product is InferAgent. InferAgent was originally developed to analyze distributed sensor data from different locations for the DoD and the Missile Defense Agency.
     InferAgent can analyze data in multiple geographic locations, in near real time without ever moving the data. InferAgent uses the Internet and existing infrastructure to analyze information. As a result of the analysis InferAgent can detect and predict risks and opportunities for both commercial and government customers.
     We believe that InferAgent has placed us at the forefront of a new category of technology called “Privacy Preserving Data Mining.” Privacy is preserved because the data is not moved.

     InferTextTM - Distributed Text Analytics
     Our technology includes applications for distributed text analytics and distributed clustering which are in development.
     Based on InferAgent’s network centric framework, InferText’s categorization and concept (content-based) search capabilities can assist the user with information access needs that go well beyond traditional keyword-based search. These capabilities are most crucial for applications where access to a more complete view of key information is required.
     InferText is designed to discover and extract knowledge from documents. It can transform unstructured content into a useable, intelligible format that facilitates classifying documents and finding explicit relationships or associations between documents. It can also create clusters of concepts from a massive number of documents, e-mails and other types of text into categories which can enrich predictive modeling endeavors. InferText can be used to gain meaningful insights for faster decisions by enterprises, improving their performance by recognizing trends and opportunities. Combined with the InferAgent product suite, InferText will assist users apply predictive analytics across structured and unstructured data.
     InferClusterTM - Distributed Clustering
     Clustering refers to the partitioning of a set of objects into groups such that objects within the same group are more similar to each other than objects in different groups. We believe that this has become an increasingly essential data analysis task.
     InferCluster will perform clustering automatically, on distributed data without the need to bring the data to one central location as is conventionally done. Accordingly, there is no need for a data warehouse. InferCluster uses the same distributed architecture as InferAgent to send agents over networks for the clustering of groups of objects with similar features from multiple data sources.
     InferCluster is designed to be used for a variety of purposes including the grouping of customers with similar purchasing behavior and the identification of potential fraudulent features. InferCluster can also be used for intrusion detection and homeland security via outlier and anomaly detection.
     InferViewTM
     InferView allows users to discover trends and patterns hidden in data in a local mode. The system offers a systematic approach to mining, classifying, analyzing, and investigating data. It also offers advanced 3-D visualization and thus enhances decision-making by presenting data in a user-friendly visual format.
     InferView allows users to rapidly move through the scenarios and rules discovered by InferAgent as well as the clusters found by InferCluster. InferView creates a visualization space where users can see, explore, zoom in and gain insight into the knowledge discovered over networks and multiple data sources.

     Patents and Trademarks
     Our technology is protected by the following patents:

Patent	Information	Dates	Status
InferView	Full application	Filed July 2003	Pending

US Serial:
10/617,054

InferAgent	Full application	Filed July 2003	Pending

US Serial:
10/616,718

DTBN Hybrid	Full application	Filed March 2003	Pending
Modeling For
Decision Making	US Serial:
60/556,554

InferCluster	Provisional
	application	Filed September 2006	Pending

InferText	Provisional
	application	Filed September 2006	Pending
     Our InferView patent protects the product’s unique graphical user interface that helps visualize decision making models.
     The InferAgent patent covers the architecture, algorithms and framework underlying InferAgent’s distributed data mining processes.
     The DTBN Hybrid patent describes our process for increasing the speed for decision making in the discrimination of ballistic targets.
     We have filed provisional patent applications for both InferCluster and InferText. Provisional patent applications allow us to obtain the earliest possible filing dates and give us additional time to prepare a full patent application. We anticipate filing full patents for both products by February 2007.
     We have not applied for patent protection in any country other than the United States, although we anticipate doing so if and when any U.S. patents are issued.
     Competition
     The market for our solutions is intensely competitive and is constantly changing. Our competitors vary in the size and scope of the products and services they offer. We encounter competition from a number of sources, including:
•	predictive modeling companies;

•	customer relationship management (CRM) packaged solutions providers;

•	business intelligence solutions providers;

•	neural network developers and artificial intelligence system builders; and

•	software companies supplying modeling, rules or analytic development tools.

     Companies such as SAS Institute Inc., SPSS Inc., Fair Isaac Corporation, Angoss Software Corp., Megaputer Intelligence, Inc. and Insightful Corporation offer stand-alone software systems that perform predictive analysis on single desktops and servers. InferAgent can operate on multiple, geographically-dispersed computers.
     Oracle Corporation and Teradata (a division of NCR Corporation) provide analytical tools that only operate on their respective proprietary database products. InferAgent can operate with multiple databases, regardless of the underlying database format.
     Companies such as Infoglide Software Corporation, International Business Machines Corporation, Knowledge Computing Corporation, Exegy, Inc. and Dulles Research, LLC, market software that can perform discovery over networks and distributed data sources. However, we believe that their software has no predictive analytic capabilities and generally provides only for discrete pattern matching, such as matching of names, phone numbers, IP addresses, etc.
     We believe our products offer the following advantages compared to our competition:
•	InferAgent can accesses and mine remote data

•	InferAgent provides predictive analysis where many future risks and opportunities can be identified

•	InferAgent works with multiple, disparate databases

•	InferAgent preserves the privacy of data

•	InferAgent maintains the security and ownership of data

•	InferAgent eliminates the need for creating data warehouses
     We believe that real-time analysis and results, like those provided by InferAgent, can improve decision support. Also, we believe access to additional data sources beyond those in a data warehouse provides better input and more context for analysis. Our systems reduce both initial costs by eliminating the need for a data warehouse, which typically accounts for 50% to 75% of implementation costs. this includes 12 to 18 months of implementation time, and on-going support and maintenance expenses. We believe using our systems can result in a significant return on investment.
     Sales and Marketing
     We work with Athorn Clark & Partners, New York, NY, and have contracted with the Gallatin Group, Seattle, WA to assist with the development of marketing material, collateral, messaging and Web content.
     We also have been working very closely with the Gallatin Group in their presentation of InferX technology to the Port of Tacoma management to secure a pilot project for their port/cargo security concerns.
     Additionally, we have hired Jesus Mena as our Chief Strategy Officer to lead our sales effort within the Department of Homeland Security (“DHS”). Mr. Mena has over 25 years of experience in data mining and has written four books, including his latest, “Homeland Security Techniques and Technologies.” Mr. Mena recently completed a DHS-wide audit of all DHS analytical and data mining systems and has detailed knowledge and insight into the efforts and needs of the 22 DHS component agencies. We believe there are considerable barriers to entry when pursuing sales within DHS. They include having access to the proper contracting vehicle, having facilities and people with the proper security clearances and having personnel with appropriate core knowledge in both product offerings and DHS sales procedures. However, we believe that the addition of Mr. Mena and our continuing work with the Missile Defense Agency enables us to overcome DHS barriers and affords the company significant sales advantages. We have also recently worked with Northrop Grumman and Lockheed Martin, both of which we believe have substantial credibility within DHS. Both companies use our software, and we believe our previous work with them will allow us to explore potential business opportunities with them on possible future DHS contracts at a minimal cost.

     Our initial sales strategy is to target (i) the Port of Tacoma and its terminal operators, sea carriers and importers as part of an international supply chain pilot, (ii) departments of DHS supported by Mr. Mena, and (iii) a commercial company that has traditionally shown willingness in the deployment of advanced analytics technologies.
     We intend to focus first on building a direct sales force that is both salary and commission based and second on relationships with channel partners who are leading systems integrators, application developers and platform partners, to generate sales to high-volume data content owners both domestically and abroad. The channel partners will be compensated by substantial product discounts that are consistent in the industry.
     The primary sales channel will be direct sales through a commissioned sales force who will be directed to capture a focused client base. The sales personnel include efforts by the Vice President of Sales, Chief Strategy Officer, CEO and the CFO.
     Through 2007, we plan to expand our sales and marketing force to 17 employees. Beginning in 2007, we intend to deploy our channel strategy.
     We believe that current customers’ technology initiatives will provide sales opportunities with extended supply chain participants, including additional ports and the intelligence community.
     Customers
     Government contracts are currently our primary source of revenue. For the past two years, payments under contracts with the Missile Defense Agency have accounted for substantially all of our revenues from operations.
     We expect that government contracts will continue to be a significant source of our revenues for the foreseeable future. Our business generated from government contracts may be adversely affected for various reasons, including if levels of government expenditures and authorizations for homeland security related programs decrease, remain constant or shift to programs in areas where we do not provide products and services or if changes in government procurement procedures preclude us from participating in such government procurement processes.
     Research and Development
     We continue to develop and enhance the features and performance of our products and introduce new products by extensive research and development activities. Four of our seven employees devote at least a portion of their time to research and development activities.
     Employees
     We have seven employees: six full time, including two full time sales and marketing personnel, and one part time administrative employee. Five of our employees are members of management. To the best of our knowledge, we are in compliance with local prevailing wage, contractor licensing and insurance regulations. None of our employees is represented by any collective bargaining agreement, and our relationship with our employees is good.
     Legal Proceedings
     We are not aware of any pending legal proceedings against us.

     Property
     We lease approximately 4,700 square feet of office space at 1600 International Drive, Suite 110, McLean, Virginia pursuant to a lease which expires in November 2008. Our lease provides for an annual rental of approximately $101,000 which is subject to annual escalations of 4%. The space can house approximately 15-20 staff. We believe that our facilities are adequate for our needs and that additional space is readily available should we need it.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     The information set forth and discussed in this Management’s Discussion and Analysis or Plan of Operation is derived from the Financial Statements of InferX and the related notes thereto which are included as exhibits to this current report. The following information and discussion should be read in conjunction with such Financial Statements and notes. Additionally, this Management’s Discussion and Analysis or Plan of Operation constitutes forward-looking statements. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this current report, and our “Risk Factors” set forth above.
     Overview
     We were formed in May 2005 to pursue a business combination. On October 24, 2006, we acquired InferX, and on October 27, 2006 we changed our name to “InferX Corporation.” InferX was formed in August 2006 by the merger of InferX Delaware with and into Datamat, pursuant to which Datamat was the surviving corporation and changed its name to “InferX Corporation.” Datamat was formed in 1992 as a professional services research and development firm, specializing in the DoD and specifically to develop technology for distributed analysis of sensory data relating to airborne missile threats under contracts with the United States Missile Defense Agency and other DoD contracts, and InferX Delaware was formed in 1999 to commercialize Datamat’s missile defense technology to build applications of real time predictive analytics. The original technology was developed in part with grants by the Missile Defense Agency.
     After the Merger, we succeeded to the business of InferX as our sole line of business. Currently, we primarily provide services and software to the United States Government.
     Critical Accounting Policies
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We rely on historical experience and on other assumptions we to be reasonable under the circumstances in making our judgment and estimates. Actual results could differ from those estimates. We consider our critical accounting policies to be those that are complex and those that require significant judgments and estimates, including the following: recognition of revenue, capitalization of software development costs and income taxes.
     Cash and Cash Equivalents
     We consider all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.
     The company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

     Allowance for Doubtful Accounts
     We provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions.
     Fixed Assets
     Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.
     Computer Software Development Costs
     During 2005, we capitalized certain software development costs. The company capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. We capitalize costs incurred during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events.
     Revenue Recognition
     Historically we have generated revenue from professional services rendered to customers and a limited amount of license sales. Our revenue is generated under time-and-material contracts and fixed-price contracts.
     Time-and-Material Contracts
     Time-and-material contracts revenue is generated whereby costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. The majority of the customers are billed on an hourly or daily basis whereby actual time is charged directly to the customer. Such method is expected to result in reasonably consistent profit margins over the contract term.
     Fixed-Price Contracts
     Revenue generated from fixed-price contracts, including most application management and support contracts, is recognized ratably over the contract term. Revenue generated from certain other fixed-price contracts is recognized using the percentage of completion method as the ratio of labor hours incurred to estimated total labor hours.
     This method is used because reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made, based on historical experience and milestones set in the contract. Our project delivery and business unit finance personnel continually review labor hours incurred and estimated total labor hours, which may result in revisions to the estimated amount of recognized revenue for the contract. Changes in estimates are accounted for in the period of change.
     If we do not accurately estimate the resources required or the scope of work to be performed for a contract or if we do not manage the project properly within the planned time period, then a loss may be recognized on the contract. Losses are recorded in the period when they become known.

     The company does not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.
     The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.
     Unbilled services represent services provided which are billed subsequent to the period end in accordance with the contract terms and services rendered for which contracts with government agencies were executed subsequent to the period end. All such amounts are anticipated to be realized in the following period.
     Any unearned revenue reflects items that are unbilled by the company with the revenue and billing associated with the project to be incurred in the following period.
     Stock-Based Compensation
     During the six months ended June 30, 2006 and the years ended December 31, 2005 and 2004 , we did not issue any stock options or other equity based incentives. However, following the merger of InferX and Black Nickel Acquisition Corp. I, we intend to adopt, subject to shareholder approval, a qualified stock option plan that will include up to 2,200,000 shares of our common stock.
     Employee stock awards under our compensation plans will be accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees,” and related interpretations. The company provides the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees will be accounted for under the provisions of SFAS 123. We have adopted the enhanced disclosure provisions of SFAS 148 “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123.”
     We will measure compensation expense for our employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.
     Concentrations
     We have derived all of our revenue from one customer, agencies of the United States Government.
     Financial instruments that potentially subject the company to significant concentrations of credit risk consist principally of accounts receivable and unbilled receivables. To date, accounts receivable and unbilled receivables have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.
     Income Taxes
     Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
     Research and Development
     Research and development costs are expensed as incurred.

     Recent Issued Accounting Standards
     On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.
     On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transactions” (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. We do not anticipate that the implementation of this standard will have a material impact on our financial position, results of operations or cash flows.
     In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 to have a material effect on our financial statements.
     Six Months Ended June 30, 2006 and 2005
     Revenue for the six months ended June 30, 2006 was approximately $75,000, a decrease of approximately $100,000, or 57% from approximately $175,000 for the same period in 2005. This was a result of a conscious decision by Management to reduce reliance on United States Federal Government professional services contracts that do not add to our core competency or provide product enhancement and to concentrate on further development of our software for use in the commercial sector. We will continue to pursue government contracts and expect those government contracts to contribute directly to expansion of our existing software products.
     Direct costs for the six months ended June 30, 2006 were approximately $184,000 compared to approximately $120,000 for the same period in 2005, an increase of approximately $64,000 or 53%. This resulted primarily from labor costs that were capitalized as a part of software in 2005, none of which was capitalized in 2006. Salaries in 2005 were also reduced due to key management development taking substantial reductions in salaries. Accordingly, our gross margin declined in the six months ended June 30, 2006 to (145%) from 31% for the same period in 2005.
     Indirect expenses, which include indirect labor, professional fees, advertising, consulting and general and administrative, increased approximately $123,000 from approximately $230,000 for the period ended June 30, 2005 to approximately $353,000 for the same period in 2006. This represents an increase of 53%. The increase is a result of marketing and consulting fees that are related to the positioning of the company and its software products for delivery to commercial markets.
     Year Ended December 31, 2005 and 2004
     Revenue for the year ended December 31, 2005 was approximately $225,000, a decrease of approximately $348,000, or 61% from approximately $573,000 for the same period in 2004. This was a result of a decision by management to reduce reliance on United States Federal Government professional services contracts that do not add to our core competency or provide product enhancement and to concentrate on further development of our software for use in the commercial sector.

     Direct costs for the year ended December 31, 2005 were approximately $209,000 compared to approximately $177,000 for the same period in 2004, an increase of approximately $32,000 or 18%. This resulted primarily from labor costs that were capitalized as a part of software in 2005 of $24,000 of which $265,000 was capitalized in 2004. Salaries in 2005 were also reduced due to key management taking substantial reductions in salaries. Amortization on capitalized software also increased to approximately $177,000 in 2005, an increase of approximately $47,000 from amortization of approximately $130,000 in 2004. Accordingly, our gross margin declined in the year ended December 31, 2005 to 7% from 69% for the same period in 2004.
     Indirect expenses, which include indirect labor, professional fees, advertising, consulting and general and administrative, increased approximately $45,000 from approximately $482,000 for the year ended December 31, 2004 to approximately $527,000 for the same period in 2005. This represents an increase of 9%. The increase is a result of an marketing and consulting fees that are related to the positioning of the company and its products for delivery to commercial markets, and a decrease in indirect labor and general and administrative expenses due to reductions in company staffing.
     Liquidity and Capital Resources
     We had cash of approximately $49,000 at June 30, 2006 and working capital of approximately ($503,000). During the six months ended June 30, 2006 we used approximately $260,000 from our operations. Operations were funded primarily from an increase in net borrowings of approximately $297,000. Additionally, three key executives have deferred approximately $35,000 in compensation.
     Our working capital and cash position do not reflect an equity investment pursuant to a private placement of a minimum of $250,000 and a maximum of $1,500,000 of our securities commenced in October 2006. The investors are paying $.50 per unit, each of which includes one share of common stock, one five year warrant with an exercise price of $.50 and one five year warrant with an exercise price of $.62. If all the warrants are exercised we would receive an additional $3,360,000 in capital. As of October 30, 2006, we had sold 2,229,392 units for gross proceeds of $1,114,696 (including $362,196 in cancellation of indebtedness under outstanding Bridge Loans), resulting in gross new cash proceeds of $752,500. If all of the warrants we have issued as of October 30 are exercised, we will receive an additional amount of approximately $2,496,919 in gross proceeds.
     We have entered in to employment contracts with six employees that range in length from three to five years. The contracts call for total annual compensation in the amount of $775,000.
     We will need to generate significant additional revenue to support our projected increases in staffing and other operating expenses, which we cannot give any assurance we will be able to accomplish. If we are unable to generate increased revenue, it may be necessary for us to significantly reduce expenses or raise additional capital to stay in business. Although we believe the additional capital we will require will be provided either through the exercise of warrants and/or increased revenue, we cannot assure you that the warrants will be exercised or that we can generate sufficient revenue to maintain projected operating levels. Accordingly, we may need to try to secure additional equity or debt financing which we cannot assure you would be available to us at prices that would be acceptable. Our failure to generate such revenue, reduce expenses or obtain necessary financing could impair our ability to stay in business.
RISK FACTORS
The likelihood of successfully implementing our business plan cannot be predicted from our limited operating history.
     Although our predecessor entity commenced operations in January 1992, we entered our current business based on software product sales in April 2000 and achieved our first sale in 2003. Since then, our sales have totaled less than $1,000,000. Therefore, there is limited historical basis on which to determine whether we will be successful in implementing our business plan.

Our management controls a substantial percentage of our stock and therefore has the ability to exercise substantial control over our affairs.
     As of the date of this Current Report on Form 8-K, our directors and executive officers beneficially owned approximately 4,917,212 shares, or approximately 54.5%, of our outstanding common stock in the aggregate. Because of the large percentage of stock held by our directors and executive officers, these persons could influence the outcome of any matter submitted to a vote of our stockholders.
The loss of our executive officers and certain other key personnel could hurt our business.
     Our success wholly depends upon the personal efforts and abilities of our officers and other key personnel, B.K. Gogia, Jerzy Bala and Jesus Mena. The loss of or unavailability of the services of any one of these individuals would have a material adverse effect on our business prospects and/or potential earning capacity.
We may not be able to hire and retain qualified technical personnel.
     Competition for qualified personnel in the computer software and database industry is intense, and we may not be successful in attracting and retaining such personnel. Failure to attract qualified personnel could harm the proposed growth of our business. In addition, companies in our industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices. We may receive such notices in the future as we seek to hire qualified personnel and such notices may result in material litigation and related disruption to our operations.
The market for our products and services is new and evolving and a viable market may never develop or may take longer to develop than we anticipate.
     Our software and services represent what we believe is a novel entry in an emerging market, and we do not know the extent to which our targeted customers will want to purchase them. The development of a viable market for our products may be impacted by many factors which are out of our control, including customer reluctance to try new products and services and the existence and emergence of better-known competitive products and services.
     If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and services and may be unable to achieve profitability.
We operate in a competitive market which could constrain our future growth and profitability.
     We operate in a competitive environment, competing for customers software companies, consulting firms and others. Many of our competitors offer complimentary products and/or services that we do not offer. Moreover, some of our competitors are much larger than we are, have proven products and services and may have the marketing and sales capabilities to commercialize competing products and services more effectively than we can.
We may not be able to protect important intellectual property, and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.
     We currently have three patent applications pending and we have filed two provisional patents recently. While we believe that we have a proprietary position in component technologies for our products, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies, processes and designs, to secure patents for the applications we have pending and to protect those patents that we may secure. We do not know whether any of our pending patent applications will be issued or, if issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated.
     We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

The industry in which we operate is characterized by rapid technological changes, and our continued success will depend upon our ability to react to such changes.
     The markets for our products and services are characterized by rapidly changing technology. The introduction of products or services embodying new technology can render our existing products and services obsolete and unmarketable and can exert price pressures on existing products and services. It is critical to our success for us to be able to anticipate changes in technology and to successfully develop and introduce new, enhanced and competitive products and services on a timely basis. We cannot assure you that we will successfully develop new products or services or introduce new applications for existing products and services, that new products and applications will achieve market acceptance or that the introduction of our new products, services or technological developments by others will not render our products and services obsolete. Our inability to develop products and services that are competitive in technology and price and meet customer needs could have a material adverse effect on our business, financial condition or results of operations.
We may face liability claims from future customers if our software malfunctions or contains undetected defects.
     Our products have in the past contained, and may in the future contain, undetected or unresolved errors when first introduced or as new versions are released, or otherwise. Despite extensive testing, errors, defects or failures may be found in our current or future products or enhancements after they have been installed by customers. If this happens, we may experience delay in or loss of market acceptance and sales, diversion of development resources, injury to our reputation or increased service costs, any of which could have a material adverse affect on our business, financial condition and results of operations. Moreover, because our products are designed to provide critical data analysis services, we may receive significant liability claims. Although we intend to obtain product liability insurance covering certain damages arising from implementation and use of our products, our insurance may not cover any claims sought against us. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage our reputation and business.
We are dependent on contracts with the federal government for a significant portion of our revenues.
     Revenues derived from federal government contracts accounted for all of our revenues for fiscal 2004 and 2005. We expect that government contracts will continue to be a significant source of our revenues for the foreseeable future. Our business generated from government contracts may be adversely affected if:
•	levels of government expenditures and authorizations for law enforcement and security related programs decrease, remain constant or shift to programs in areas where we do not provide products and services;

•	we are prevented from entering into new government contracts or extending existing government contracts based on violations or suspected violations of procurement laws or regulations;

•	we are not granted security clearances that are required to sell our products to domestic or foreign governments or such security clearances are revoked;

•	our reputation or relationship with government agencies is impaired;

•	there is a change in government procurement procedures; or

•	we are suspended from contracting with a domestic or foreign government or any significant law enforcement agency.

If we fail to comply with complex procurement laws and regulations, we may be subject to civil and criminal penalties and administrative sanctions.
     We must comply with domestic and foreign laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how we do business with government agencies in various countries and may impose added costs on our business. For example, in the United States, we are subject to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. We are subject to similar regulations in foreign countries as well.
     If a government review or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with government agencies, which could materially and adversely affect our business, financial condition and results of operations. In addition, a government may reform its procurement practices or adopt new contracting rules and regulations that could be costly to satisfy or that could impair our ability to obtain new contracts.
Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
     There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us because there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will ever want to conduct any secondary offerings on our behalf.
Failure to cause a registration statement to become effective in a timely manner could have a material adverse effect.
     We have agreed, at our expense, to prepare a registration statement covering the shares of common stock issued in a private placement prior to the Merger and to use our best efforts to file that registration statement with the SEC within 45 days following the date of closing of the Merger. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner could have a material adverse effect and require us to issue additional shares to the holders of those shares.
Currently, there is no liquid trading market for our common stock, which may adversely impact your ability to sell your shares and the price you receive for your shares.
     There is currently no liquid trading market for our common stock. Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable federal or state securities laws or regulations. Although we intend to register the resale of some of our outstanding shares of common stock, and we anticipate applying for approval to have trades in our common stock quoted on the OTC Bulletin Board, we cannot assure you that any registration will become effective or that a liquid market for our common stock will ever develop.
Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.
     Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).

These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.
     Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.
InferX’s independent registered public accounting firm has expressed substantial doubt regarding InferX’s ability to continue as a going concern.
     InferX’s financial statements for the years ended December 31, 2005 and 2004 have been prepared under the assumption that InferX will continue as a going concern. InferX’s independent registered public accounting firm has issued its report dated August 14, 2006 in connection with the audit of its financial statements for the years ended December 31, 2005 and 2004, that included an explanatory paragraph describing the existence of conditions that raise substantial doubt about InferX’s ability to continue as a going concern due to InferX’s having sustained operating losses and capital deficits from operations. The fact that InferX has received this “going concern opinion” from its independent registered public accounting firm will likely make it more difficult for us to raise capital on favorable terms and could hinder, to some extent, our operations. Additionally, if we are not able to continue as a going concern, it is likely that stockholders will lose all of their investment. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
We may need to raise additional capital in the future, but that capital may not be available.
     We believe that we have sufficient capital to carry out our proposed business objectives and operate as a going concern. However, we cannot assure you that we will be successful or that our operations will generate sufficient revenues, if any, to justify the expense of our operations. If we require additional financing in the future, such financing may not be available or, if available, may not be available on satisfactory terms. Additionally, the nature of our business activities may require the availability of additional funds in the future due to more rapid growth of credit extended than is forecast, and thus, we may need additional capital or credit lines to continue that rate of business growth. We may encounter difficulty in obtaining these funds and/or credit lines. Moreover, even if additional financing or credit lines were to become available, it is possible that the cost of such funds or credit would be high and possibly prohibitive.
     If we were to decide to obtain such additional funds by equity financing in one or more private or public offerings, current stockholders would experience a corresponding decrease in their percentage ownership.
MANAGEMENT
     The following table sets forth the name, age, position and term of directorship, as applicable, of each of the Company’s directors and executive officers after the Merger.

		Director of InferX
Name and Position	Age	Since
B.K. Gogia	55	1992
Founder, President, CEO and
Chairman of the Board of Directors

Dr. Jerzy W. Bala	47	2006
Founder, Chief Technology Officer and
a Director

Scott B. Parliament	49	2006
Chief Financial Officer and
a Director

Jesus Mena	60	—
Chief Strategy Officer

Bryce Warren	59	—
Vice President of Sales
     Management Biographies
     B.K. Gogia – Mr. Gogia is the founder of and has been President, CEO and Director of InferX since its inception in 1992. Prior to the formation of InferX, Mr. Gogia was Technical Director/Software Manager with Science Applications International Corporation (SAIC), and held senior technical positions with L3 Corporation and Lockheed Martin Corporation. Mr. Gogia began his career as a systems engineer and software developer with Data General Corporation in the field of compilers and operating systems.
     Mr. Gogia holds a Bachelors degree from the University of Delhi, India; a Masters degree with a major in Computer Science from New York Institute of Technology; and a postgraduate management degree with a major in Marketing from the Institute of Marketing & Management. In 2004, Mr. Gogia was chosen to participate in a Mindshare program for CEOs of the most promising technology companies in the Greater Washington area.
     Jerzy W. Bala, Ph.D. – Dr. Jerzy Bala has been employed by InferX since 1994 as Chief Scientist and was appointed Chief Technology Officer of InferX in May 2006 and a Director in September 2006. Dr. Bala defines short and long term technology directions for the products, business cases for new markets, oversees research and development of future products and existing products, and manages intellectual property for InferX.
     From May 2002 to October 2002, Dr. Bala consulted with Mitre Corporation, a federal funded research and development corporation (FFRDC) in its Data Exploitation and Information Management Group in development of data mining techniques for network intrusion detection sponsored by the National Security Agency; and subsequent development of Data Exploitation techniques for C2 in Operation Other Than War simulations for the U.S. Marine Corps.
     From September 1998 to May 2000, Dr Bala served as Visiting Research Professor with the School of Information Technology, George Mason University, and was the recipient of a Fellowship in Computational Science and Engineering — NSF New Technologies Program in the Division of Advanced Scientific Computing.
     Dr. Bala holds a Ph.D. in Computer Science from George Mason University, an MSc in Computer Engineering and a BSc in Electrical Engineering from AGH University of Science and Technology in Poland. Dr. Bala’s Doctoral Dissertation Thesis was in “Learning to Recognize Visual Concepts,” with his Advisor: Professor. Ryszard Michalski, a cofounder of Machine Learning as a discipline.
     Dr. Bala has over 70 peer-review publications in conference proceedings and journals and other numerous technical papers to its credit.

     Scott B. Parliament – Mr. Parliament has been Chief Financial Officer of InferX since April 2005 and a Director since September 2006. From April 2003 to December 2004, he was Chief Financial Officer of Securit-e-doc, Inc., a security and communications software company. From 2000 to April 2003, he was a Principal of KAM Strategic Advisors, a financial and management consulting firm. Mr. Parliament was also Chief Financial Officer for BioShield Technologies, Inc. (NASDAQ: BSTI) in 2000; Interim Chief Financial Officer and Head of Retail Partnerships/Business Development for Consumer Financial Network, a wholly owned subsidiary of IXL (NASDAQ: IIXL) from 1999 to 2000 and Chief Operating Officer, Director and Chief Financial Executive for Innovo Group, Inc. (NASDAQ: INNO) from 1996 to 1998. He is a CPA and spent ten years from 1980 to 1989 with BDO Seidman, one of the major international accounting firms where he specialized in small market business expansion. Mr. Parliament has a BA in Accountancy from Ferris State University.
     Jesus Mena – Mr. Mena has been the Chief Strategy Officer of InferX since August 2006. From November 2005 to August 2006 he was a data mining consultant to the Department of Homeland Security, Office of Inspector General, and held the same positions with the Sandia National Laboratories from April 2003 to November 2004, the National Counterterrorist Center from May to July 2004, and the General Accountability Office in April to June 2004. At the Department of Homeland Security he was the technical lead consultant on the first department wide audit of all data mining and advanced analytical systems . Mr. Mena is a world renowned expert in analytics and data mining, and has published several books, including Homeland Security Techniques and Technologies (2005), Investigative Data Mining for Security and Criminal Detection (2003) Web Mining for Profit (2002), Data Mining Your Website (2001). His new book, The California Attacks, will be released in 2006. From April 2000 to February 2002, Mr. Mena was the CEO of WebMiner, Inc., a company in the business of Internet marketing. Prior to this Mr. Mena spent 20 years with the Internal Revenue Service where he was the lead data miner and artificial intelligence specialist. Mr. Mena has a BA in Communications from the University of Texas, El Paso.
     Bryce Warren – Mr. Warren joined InferX in August 2006 as Vice President of Sales. Since 2001, he was a consultant to InferX and several other companies, assisting in capital raising and sales strategies. Mr. Warren was the Head of Mortgage Derivatives Securities Trading/Sales for Alex, Brown and Sons (1993 to 1995), as well as a Senior Managing Director and Head of Trading/Sales for Structured Capital Management, a division of First Southwest Securities (1995 to 1997). Mr. Warren received a B.S. from South Arkansas University and attended Bates College of Law at the University of Houston.
     There are no family relationships among the officers and directors.
     Audit, Nominating and Compensation Committees
     Our Board of Directors does not have standing audit, nominating or compensation committees, and our Board of Directors performs the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees.
     Involvement in Certain Legal Proceedings
     During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.
EXECUTIVE COMPENSATION
     Compensation of Black Nickel Executives prior to the Merger
     Since our inception through the date of the Merger, none of our officers or directors has been paid any compensation for their services to the Company.

     Compensation of Executives after the Merger
     Summary Compensation
     The following table sets forth the cash and non-cash compensation InferX paid for services rendered during the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, to our current President and Chief Executive Officer. None of our executive officers received compensation in excess of $100,000 in any of those years, and therefore Mr. Gogia is the only executive officer whose compensation is included in the following table (the “Named Executive Officers”), pursuant to SEC regulations.
SUMMARY COMPENSATION TABLE

Name and		Annual Compensation		Long-Term	All Other
Principal Position	Year	Salary	Bonus	Compensation	Compensation
B.K. Gogia	2005	$24,311	—	—	$23,254	(1)
President and Chief	2004	$55,370	—	—	$25,166	(1)
Executive Officer	2003	$70,891	—	—	$7,630	(1)

(1)	Consists of an automobile allowance in the amounts of $8,998, $8,998 and $1,500, and life insurance premiums for which the company is not the beneficiary in the amounts of $14,256, $16,168 and $6,130, for the years ended December 31, 2005, 2004 and 2003, respectively.
     InferX has entered into employment agreements with four of its five executive officers and certain key employees: B.K. Gogia, Dr. Jerzy W. Bala, Scott B. Parliament and Jesus Mena. The employment agreements with Dr. Bala, Mr. Parliament and Mr. Mena, each of which have a term of three years, Mr. Gogia’s agreement has a term of five years, all are terminable during the term with or without cause. The employment agreements are terminable by the executives for “good reason”, including a material breach of the employment agreement not cured within 15 days. Upon termination for “good reason” by the executive or by the company without cause, Mr. Parliament and Mr. Mena would receive a six month severance payment, Dr. Bala’s severance payment would be for nine months and Mr. Gogia’s severance payment would be the greater of two years or the remaining term of his Employment Agreement. For the fiscal year ending December 31, 2006, the annualized salaries are $180,000, $140,000, $150,000 and $100,000, respectively, and each of the employees is eligible for a bonus defined in management by objective plans for each executive for achieving certain performance targets.
     InferX has a 401(k) plan for which it provides no matching funds. In connection with the Merger, we intend to adopt, subject to shareholder approval, a qualified stock option plan that will include up to 2,200,000 shares of our common stock. No other retirement, pension, or profit sharing exist.
     Directors of are elected annually. Officers of are selected by the Board of Directors and serve at the pleasure of the Board.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of October 27, 2006, certain information concerning the beneficial ownership of common stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 9,029,392 shares outstanding (including the sale of 2,229,392 shares in the Private Placement, but not including any shares underlying the Warrants except, with respect only to each holder of securities that are exercisable for or convertible into common stock within 60 days, shares underlying such securities). The address of each of the directors and executive officers listed below is c/o InferX Corporation, 1600 International Drive, Suite 110, McLean, Virginia 22102.

			Percentage of
	Amount and Nature		Outstanding
Name and Address	of Beneficial Ownership (1)		Shares Owned (1)
B.K. Gogia	4,239,579	(2)	46.9%

Jerzy W. Bala	496,524		5.5%

Scott B. Parliament	181,109	(3)	2.0%

Jesus Mena	—		—

Bryce Warren	—		—

Robert B. Prag
2455 El Amigo Road
Del Mar, CA 92014	746,166	(4)	8.1%

Sandor Capital Master Fund, L.P.
2828 Routh Street, Suite 500
Dallas, TX 75201	932,597	(5)	9.9%

Lacuna Venture Fund, LLLP
1100 Spruce Street, Suite 202
Boulder, CO 80302	900,000	(6)	9.9%

All directors and executive
officers as a group (5 persons)	4,917,212		54.5%

(1)	Subject to change as a result of the ongoing Private Placement.

(2)	Includes 177,330 shares owned directly by Mr. Gogia’s daughter, 177,330 shares owned directly by Mr. Gogia’s son, and 35,466 shares owned directly by Mr. Gogia’s spouse. Mr. Gogia disclaims beneficial ownership of all shares owned directly by others.

(3)	Includes 10,000 shares owned directly by one of Mr. Parliament’s sons, and 10,000 shares owned directly by another of Mr. Parliament’s sons. Mr. Parliament disclaims beneficial ownership of all shares owned directly by others.

(4)	Based solely upon information known to the company. Includes 206,968 shares issuable upon the exercise of warrants that are exercisable within 60 days.

(5)	Based solely upon information known to the company. Includes 189,198 shares directly owned by John Lemak, the general partner of Sandor Capital Master Fund, L.P (“Sandor”). Also includes 315,000 of the 1,020,908 shares issuable upon the exercise of warrants owned by Sandor (713,940 shares) and Mr. Lemak (306,968 shares), in the aggregate, that are exercisable within 60 days. By their terms, the warrants held by Sandor and Mr. Lemak are not exercisable to the extent that exercise by either of them would result in their joint beneficial ownership of greater than 9.99% of the company’s issued and outstanding common stock. If all of their warrants were exercisable in full, Sandor would beneficially own 1,636,505 shares of common stock, which would represent beneficial ownership of approximately 16.3% of the company’s issued and outstanding common stock.

(6)	Based solely upon information known to the company. Does not include 1,800,000 shares issuable upon the exercise of warrants that are not exercisable within 60 days. By their terms, the warrants held by Lacuna Venture Fund, LLLP (“Lacuna”) are not exercisable to the extent that exercise would result in Lacuna’s beneficial ownership of greater than 9.99% of the company’s issued and outstanding common stock. If all of Lacuna’s warrants were exercisable in full, it would beneficially own 2,700,000 shares of common stock, which would represent beneficial ownership of approximately 24.9% of the company’s issued and outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Bridge Loan
     In May 2006, certain investors provided a bridge loan to InferX in the aggregate principal amount of $350,000 (the “Bridge Loan”). Robert Prag, who beneficially owns approximately 6.0% of our issued and outstanding shares of common stock, provided $50,000 of the Bridge Loan. In consideration for the Bridge Loan, the investors received shares of InferX common stock convertible into an aggregate of 250,000 shares of common stock upon the consummation of the Merger. Mr. Prag was issued 35,714 of these shares. Upon the consummation of the Merger, the entire principal amount of the Bridge Loan, plus interest accrued at the rate of 8% per annum was repaid by InferX, including the payment of $50,000 plus interest to Mr. Prag. In lieu of payment upon the consummation of the Merger, Mr. Prag purchased 103,484 units in the Private Placement in consideration of his cancellation of the entire principal amount of his Bridge Loan plus accrued interest, totaling $51,742.
     Registration Rights
     In connection with the Merger and the unregistered sale of equity securities discussed in Item 3.02 of the Current Report on Form 8-K, and certain other agreements, we have agreed to file registration statements under the Securities Act of 1933, as amended, to register the resale of our common stock beneficially owned by our former directors, officers and stockholders, Paul T. Mannion Jr., Andrew Reckles and Robert Prag, as well as the individuals who became directors, officers and significant stockholders following the Merger: B.K. Gogia, Jerzy W. Bala and Scott B. Parliament. In addition, if we fail to meet certain deadlines in filing or having the registration statements declared effective, some of these individuals will be entitled to receive additional shares of common stock as a penalty.
     Transactions between the Black Nickel and the Founding Stockholders
     Immediately prior to the consummation of the Merger, the Company acquired an aggregate of 300,000 shares of our common stock from Messrs. Mannion, Reckles and Prag for an aggregate purchase price of $300.00.
DESCRIPTION OF SECURITIES
     The authorized capital stock of the Company consists of 85,000,000 shares, including 75,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, 9,029,392 shares of common stock and no shares of preferred stock are issued and outstanding. In addition, the Company has issued (i) Class A Warrants to purchase an aggregate of up to 2,229,392 shares of common stock at an exercise price of $.50 per share and (ii) Class B Warrants to purchase an aggregate of up to 2,229,392 shares of common stock at an exercise price of $.62 per share.
     Common Stock
     Voting Rights. All shares of the Company’s common stock have equal voting rights, with one vote per share, on all matters submitted to the stockholders for their consideration. The shares of common stock do not have cumulative voting rights.
     Dividends. Subject to the prior rights of the holders of any series of preferred stock which may be issued, holders of common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of company funds legally available therefor.
     Preemptive and Liquidation Rights. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of the company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and after the liquidation preference of any preferred stock outstanding at the time.
     Other. There are no sinking fund provisions applicable to the common stock. The shares issued upon exercise of the Class A Warrants and the Class B Warrants will be fully paid and non-assessable when issued.

     Preferred Stock
     We are authorized to issue up to 10,000,000 shares of preferred stock, none of which is issued and outstanding. Under our articles of incorporation, the Board of Directors may issue shares of preferred stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors may determine. This is commonly referred to as “blank check” preferred stock. Blank check preferred stock may make it more difficult for current management to be replaced since management may use it to defeat an unsolicited takeover by increasing the number of shares of common stock held by existing shareholders.
     Class A Warrants
     The Class A Warrants are exercisable, in whole or in part, immediately upon issue until 5:00 p.m. Eastern Time on the fifth anniversary of the date of issue at an initial exercise price of $0.50 per share of common stock (subject to certain adjustments). The exercise price and the number of shares issuable upon exercise of the Class A Warrants is adjustable upon the occurrence of a stock split, share dividend or a similar event. In addition, if we issue shares of common stock at a price less than the offering price or other securities convertible into shares of common stock at a conversion price less than the offering price prior to the effectiveness of registration statement(s) filed with the SEC registering the resale of the shares of common stock issuable upon exercise of the Class A Warrants and Class B Warrants, then, the exercise price shall be adjusted to equal the subsequent lower offering price or conversion price, as the case may be.
     The Class A Warrants are also callable by the company under certain circumstances.
     Class B Warrants
     The Class B Warrants are exercisable, in whole or in part, immediately upon issue until 5:00 p.m. Eastern Time on the fifth anniversary of the date of issue at an initial exercise price of $0.62 per share of common stock (subject to certain adjustments). The exercise price and the number of shares issuable upon exercise of the Class B Warrants is adjustable upon the occurrence of a stock split, share dividend or a similar event. In addition, if we issue shares of common stock at a price less than the offering price or other securities convertible into shares of common stock at a conversion price less than the offering price prior to the effectiveness of registration statement(s) filed with the SEC registering the resale of the shares of common stock issuable upon exercise of the Class A Warrants and Class B Warrants, then, the exercise price shall be adjusted to equal the subsequent lower offering price or conversion price, as the case may be.
     The Class B Warrants are callable by the company under certain circumstances.
     Registration Rights
     We have granted the following registration rights to certain shareholders pursuant to a Registration Rights Agreement. The following description is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit to this Current Report on Form 8-K.
     (1) First Registration Statement. Within 45 days following the closing of the Merger, we will file a registration statement (the “First Registration Statement”) with the SEC registering the resale by the PPM investors, and on behalf of certain other shareholders, the following shares of their common stock:
     (a) All of the shares of Common Stock included in the units sold in the PPM (up to 2,000,000 shares if the Maximum Amount is sold);
     (b) 750,000 of the 1,200,000 shares of common stock held by Messrs. Mannion, Reckles and Prag;

     (c) 350,000 shares of common stock held by the former InferX shareholders, provided that such shares may not be sold at less than $0.55 per share;
     (d) the 250,000 shares of common stock issued to the Bridge Lenders upon the conversion of their shares of InferX in the Merger; and
     (e) such number of the Class A Warrant Shares that when aggregated with all of the shares set forth in paragraphs (a) through (d) immediately preceding would equal 49% of the total number of shares of common stock issued and outstanding on the date that such registration statement is filed (exclusive of any shares of common stock under the Warrants or under any other warrants, options or convertible securities that have not yet been exercised or converted).
     We will use our best efforts to have the First Registration Statement declared effective by the SEC within 120 days following the closing of the Merger, or 150 days following the closing of the Merger should the SEC elect to review the registration statement.
     (2) Demand Registration Statement. The persons who are parties to the Registration Rights Agreement, upon the election of either (i) such persons holding, in the aggregate, greater than 50% of the shares of common stock registrable thereunder that were not registered under the First Registration Statement or (ii) any of Messrs. Mannion, Reckles or Prag, shall have the right, at any time commencing 30 days after the date that the First Registration Statement is declared effective, provided that such occurs, to demand the filing of a registration statement (the “Demand Registration Statement”) to register the Class B Warrant Shares and the remaining Class A Warrant Shares and shares held by Messrs. Mannion, Reckles and Prag that were not registered in the First Registration Statement.
     We will use our best efforts to file the Demand Registration Statement with the SEC within 45 days after a written demand noticed has been received by the company, and have the Demand Registration Statement declared effective by the SEC within 150 days following such written demand.
     (3) Penalty Provision. If the First Registration Statement or the Demand Registration Statement is not filed or declared effective within the applicable time periods described above, then each party to the Registration Rights Agreement will be entitled to receive the following as a penalty. For each month, or portion thereof, that the filing or the effectiveness is delayed, each party to Registration Rights Agreement other than the three current stockholders of the Company will be entitled to receive an additional number of shares equal to one percent of such party’s respective portion of the shares covered by such applicable registration statement, up to a maximum of ten percent of such party’s respective portion of the shares covered by such applicable registration statement. The three current stockholders of the Company will be entitled to receive (i) an additional number of shares equal to one percent of such party’s respective portion of the shares covered by such applicable registration statement for each month, or portion thereof, that the filing or the effectiveness is delayed up to a maximum of 12 months, (ii) an additional number of shares equal to one-and-one-half percent of such party’s respective portion of the shares covered by such applicable registration statement for each month, or portion thereof, that the filing or the effectiveness is delayed beyond 12 months, up to a maximum of 12 additional months, and (iii) if the filing or the effectiveness is delayed for more than 24 months, cash in the aggregate amount of $250,000. Additionally, if such current stockholder’s shares are not all registered within 36 months, under certain circumstances the Company could be obligated to redeem such shares for up to a total redemption price of $500,000.
     (4) Piggyback Registration. The persons who are parties to the Registration Rights Agreement shall have customary “piggyback” registration rights to have their shares registered for resale if the Company proposes to register certain sales of its securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     Market Information
     Our common stock is not currently trading on any stock exchange and is not it quoted on any quotation system or traded in any other manner in the public markets. We are not aware of any market activity in our stock since inception through the date of this filing.
     Holders
     As of the date of this filing, there are 32 record holders of 9,029,392 shares of our common stock.
     Dividends
     We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the common stock will rest solely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since inception.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE
     See the information set forth in Item 4.01 of this Current Report on Form 8-K which is incorporated herein by reference.
RECENT SALES OF UNREGISTERED SECURITIES
     See the information set forth in Item 3.02 of this Current Report on Form 8-K which is incorporated herein by reference.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     See the information set forth in Part I, Item 5 of the Company’s registration statement on Form 10-SB filed with the SEC on January 12, 2006 which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
     Unregistered Sales by Black Nickel
     In October 2006, we sold an aggregate of 2,229,392 units at a price of $.50 per unit, for gross proceeds of $1,476,892 (including $362,196 in cancellation of indebtedness under the Bridge Loans), pursuant to a Private Placement Memorandum dated October 9, 2006 (the “PPM”), each unit consisting of one share of common stock, one Class A warrant to purchase common stock at an exercise price of initial $.50 per share (subject to certain adjustments), and one Class B warrant to purchase common stock at an initial exercise price of $.62 per share (subject to certain adjustments). There were a total of 12 investors in the offering, all of whom were accredited investors. We conducted the offering in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act.
     We issued 500,000 shares of our Common Stock on June 24, 2005, to each of Paul T. Mannion, Jr., Andrew Reckles and Robert Prag, our founders and former directors and executive officers, for an aggregate purchase price of $50,000. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from each of these persons. On October 24, 2006, we redeemed 100,000 of these shares from each of these persons for an aggregate purchase price of $300.00.

     Unregistered Sales by InferX
     In September 2006, Scott B. Parliament, Chief Financial Officer and a director of InferX, transferred an aggregate of 19.77 shares of common stock to six individuals as bona fide gifts in reliance upon the exemption from registration provided by Section 2(3) of the Securities Act based upon the fact that he did not receive any consideration in connection with these transfers.
     In May 2006, InferX issued an aggregate of 131.8162 shares of common stock to five lenders, including Robert Prag, a founder of Black Nickel, in connection with their bridge loan in the aggregate amount of $350,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In January 2006, InferX issued an aggregate of 5.62 shares of common stock to one individual and one company in consideration of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In June 2006, InferX issued 10.04 shares of common stock to one company in consideration of the cancellation of indebtedness in the amount of $40,428 and 57.22 shares of common stock to one individual in consideration of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In May 2006, InferX sold 4.99 shares of common stock to one investor for a purchase price of $20,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In December 2005, InferX issued an aggregate of 71.92 shares of common stock to four individuals in lieu of payment of promissory notes in the aggregate amount of $250,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In May 2005, InferX sold 18.7 shares of common stock to one investor for a purchase price of $75,000. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
     In April 2005, InferX issued 94.3 shares of common stock to two individuals of services rendered. InferX issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.
Item 4.01. Changes in Registrant’s Certifying Accountant
     Effective as of October 25, 2006, we dismissed Raich Ende Malter & Co. LLP (“Raich Ende Malter”) as our independent accountants. Raich Ende Malter had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Raich Ende Malter is that, following the consummation of the Merger on October 25, 2006, (i) the former stockholders of InferX owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by InferX. The independent registered public accountant of InferX was Michael Pollack CPA, LLC. We believe that it is in our best interest to have Michael Pollack CPA, LLC continue to work with our business, and we therefore retained that firm as our new independent registered account, effective as of October 25, 2006. Michael Pollack CPA, LLC is located at 46 Equestrian Lane, Cherry Hill, New Jersey.

     The report of Raich Ende Malter on our financial statements for the period from May 26, 2005 (inception) through our fiscal year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
     The decision to change accountants was approved by our board of directors on October 25, 2006.
     From May 26, 2005 through October 25, 2006, there were no disagreements with Raich Ende Malter on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Raich Ende Malter, would have caused it to make reference to the matter in connection with its reports.
     We had made the contents of this Current Report on Form 8-K available to Raich Ende Malter and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Raich Ende Malter’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.
     As of October 25, 2006, Michael Pollack CPA, LLC was engaged as our new independent registered public accountant. The appointment of Michael Pollack CPA, LLC was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through June 30, 2006, we did not consult Michael Pollack CPA, LLC regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.
Item 5.01. Changes in Control of Registrant.
     As a result of the Merger, the Company experienced a change in control, with the former stockholders of InferX acquiring control of the Company. Additionally, as a result of the Merger, the Company ceased being a shell company. Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 25, 2006, in connection with the Merger, B.K. Gogia, Dr. Jerzy W. Bala and Scott B. Parliament were appointed to the Company’s Board of Directors and Paul T. Mannion, Jr. and Andrew Reckles both resigned from the Company’s Board of Directors and from all of their positions as officers of the Company. Their resignations were in connection with the Merger and did not relate to any disagreement with the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 27, 2006, in connection with the Merger disclosed in Items 1.01 and 2.01, the company changed its name to “InferX Corporation” pursuant to a short-form merger of the company’s wholly-owned subsidiary, InferX Corporation, a Virginia corporation, with and into the company.
Item 5.06. Change in Shell Company Status
     Pursuant to the Merger disclosed in Items 1.01 and 2.01 of this current report, the Company ceased being a shell company as of October 25, 2006. Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this current report, which disclosures are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     In accordance with Item 9.01(a), InferX’s audited financial statements for the fiscal years ended December 31, 2005 and 2004 and InferX’s unaudited financial statements for the six-month interim periods ended June 30, 2006 and 2005 are filed in this Current Report on Form 8-K.
     (b) Pro Forma Financial Information.
     In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.
     (c) Exhibits

3(i)	Certificate of Incorporation, as amended on October 27, 2006

4.1	Form of common stock certificate

4.2	Form of Class A warrant to purchase common stock

4.3	Form of Class B warrant to purchase common stock

4.4	Registration Rights Agreement

10.1	Lease of the registrant’s principal executive offices, as amended

10.2	Employment Agreement with B.K. Gogia

10.3	Employment Agreement with J. Bala

10.4	Employment Agreement with S. Parliament

10.5	Employment Agreement with J. Mena

10.6	Letter of agreement with The Gallatin Group, dated June 1, 2006, as amended

10.7	Subscription Agreement

10.8	Agreement and Plan of Merger by and among Black Nickel Acquisition Corp. I, InferX Acquisition Corp. and InferX Corporation, dated October 24, 2006

16.1	Letter from Raich Ende Malter & Co. LLP, dated October 25, 2006

21.1	Subsidiaries of the registrant

99.1	Unaudited pro forma financial statements

INFERX CORPORATION
INDEX TO FINANCIAL STATEMENTS

Page(s)
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2005 and 2004	F-2
Statements of Operations for the years ended December 31, 2005 and 2004	F-3
Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2005 and 2004	F-4
Statements of Cash Flows for the years ended December 31, 2005 and 2004	F-5
Notes to Financial Statements	F-6-F-23

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
InferX Corporation
I have audited the accompanying balance sheets of InferX Corporation (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.
I conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/Michael Pollack CPA
Cherry Hill, New Jersey
August 14, 2006

INFERX CORPORATION
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004

ASSETS
CURRENT ASSETS
Cash	$—	$—
Accounts receivable, net	24,998	73,303
Unbilled services	4,687	—
Prepaid expenses and other current assets	15,947	42,105

Total current assets	45,632	115,408

Fixed assets, net of depreciation	36,065	50,835

Other Asset
Computer software development costs, net of amortization	513,546	665,644

Total other asset	513,546	665,644

TOTAL ASSETS	$595,243	$831,887

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Cash overdraft	$12,071	$30,718
Accounts payable and accrued expenses	249,228	91,958
Current portion of notes payable	15,292	268,338
Current portion of notes payable — related party	45,000	20,000
Unearned revenue	4,687	—

Total current liabilities	326,278	411,014

Long-term Liabilities
Notes payable, net of current portion	385,511	393,255

TOTAL LIABILITIES	711,789	804,269

STOCKHOLDERS’ EQUITY (DEFICIT)
Datamat Common stock, par value $1.00 per share, 5,000 shares authorized and 2,743 and 2,538 shares issued and outstanding	2,743	2,538
(Inferx Common stock, par value $0.001 per share, 0 and 2,000,000 shares authorized and 0 and 1,439,359 shares issued and outstanding)
Additional paid-in capital	484,908	102,957
Retained earnings (defict)	(604,197)	(77,877)

Total stockholders’ equity (deficit)	(116,546)	27,618

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$595,243	$831,887

The accompanying notes are an integral part of these financial statements.

INFERX CORPROARION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUE	$225,275	$573,217

COST OF REVENUES
Direct labor and other finges	31,897	47,270
Amortization of computer software development costs	177,003	129,719

Total costs of revenues	208,900	176,989

GROSS PROFIT	16,375	396,228

OPERATING EXPENSES
Indirect and overhead labor and fringes	108,368	190,295
Professional fees	52,731	5,193
Advertising and marketing	127,652	1,109
Commissions and consulting fees	49,899	54,812
Travel related costs	31,141	8,233
Rent	97,734	93,975
General and administrative	44,204	113,967
Depreciation	14,770	14,269

Total operating expenses	526,499	481,853

NET LOSS FROM OPERATIONS BEFORE OTHER EXPENSE AND PROVISION FOR INCOME TAXES	(510,124)	(85,625)

OTHER EXPENSE
Interest expense, net of interest income	16,196	15,615

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(526,320)	(101,240)

Provision for income taxes	—	—

NET (LOSS) APPLICABLE TO SHARES	$(526,320)	$(101,240)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(200.35)	$(39.89)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (DATAMAT)	2,627	2,538

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY\(DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional	Retained
	Common Stock		Paid-In	Earnings
	Shares	Amount	Capital	(Deficit)	Total
Balance — January 1, 2004	2,538	$2,538	$102,957	$23,363	$128,858

Net loss for the year	—	—	—	(101,240)	(101,240)

Balance — December 31, 2004	2,538	2,538	102,957	(77,877)	27,618

Issuance of shares to founders for services rendered	114	114	191	—	305

Issuance of shares for cash	19	19	74,981	—	75,000

Issuance of shares for conversion of notes payable	72	72	249,928	—	250,000

Contribution of capital by shareholder	—	—	56,851	—	56,851

Net loss for the year	—	—	—	(526,320)	(526,320)

Balance — December 31, 2005	2,743	$2,743	$484,908	$(604,197)	$(116,546)

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(526,320)	$(101,240)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock issued for services	305	—
Amortization of computer software development costs	177,003	129,719
Depreciation	14,770	14,269

Change in assets and liabilities
(Increase) decrease in accounts receivable	48,305	(30,166)
(Increase) in unbilled services	(4,687)	—
Decrease in prepaid expenses and other current assets	26,158	229,552
Increase (decrease) in accounts payable and accrued expenses	157,270	(21,546)
Increase in unearned revenue	4,687	—

Total adjustments	423,811	321,828

Net cash (used in) operating activities	(102,509)	220,588

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	—	(5,021)
Computer software development costs	(24,905)	(265,395)

Net cash (used in) investing activities	(24,905)	(270,416)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in cash overdraft	(18,647)	30,718
Issuance of stock for cash	75,000	—
Contributions of capital	56,851	—
Borrowings (repayment) of notes payable	(10,790)	(8,998)
Borrowings (repayment) of note payable — related partry	25,000	18,110

Net cash provided by financing activities	127,414	39,830

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	(9,998)

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	—	9,998

CASH AND CASH EQUIVALENTS — END OF PERIOD	$—	$—

SUPPLEMENTAL INFORMATION OF CASHFLOW ACTIVITY
Cash paid during the year for interest	$6,791	$—

SUPPLEMENTAL INFORMATION ON NONCASH ACTIVITY
Conversion of notes payable to stock	$250,000	$—

Stock issued for services	$305	$—

		.
The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION
InferX Corporation (“InferX” or the “Company”) was incorporated under the laws of Delaware in 1999. On December 31, 2005, InferX and Datamat Systems Research, Inc. (“Datamat”), a company incorporated in 1992 under the corporate laws of the Commonwealth of Virginia executed an Agreement and Plan of Merger (the “Merger”). InferX and Datamat had common majority directors. The financial statements herein reflect the combined entity, and all intercompany transactions and accounts have been eliminated. As a result of the Merger, InferX merged with and into Datamat, the surviving entity. Upon completion, Datamat changed its name to InferX Corporation.
InferX was formed to develop and commercially market computer applications software systems that were initially developed by Datamat with grants from the Missile Defense Agency. Datamat was formed as a professional services research and development firm, specializing in the Department of Defense. The Company currently provides services and software to the United States government, and is in process of formalizing business plans that will enable them to provide software and services to commercial entities as well.
In May 2006, the Company entered into a Letter of Intent for a Share Exchange with Black Nickel Acquisition Corp. I (“Black Nickel”), as more fully described in Note 13, Subsequent Events.
On May 18, 2006, the Company entered into five separate promissory notes with one fund, one trust and three individuals in the total amount of $350,000 as fully described in Note 13, Subsequent Events.
Going Concern
As shown in the accompanying financial statements the Company has incurred a loss of $526,320 and $101,240 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of $280,646 as of December 31, 2005. The principal reasons for the recurring losses is due to the Company’s changed focus on developing its products for the commercial markets as it transitions away from the less profitable government services market. The Company expects the negative cash flow from operations to continue its trend through the next twelve months. These factors raise significant doubt about the ability of the Company to continue as a going concern.
Management’s plans to address these conditions include continued efforts to obtain government contracts surrounding existing technology, and the raising of additional capital through both debt and equity.
The Company’s long-term success is dependent upon the obtaining of sufficient capital to fund its operations; development of its products; and launching its products to the worldwide market. These factors will contribute to the Company’s obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company will be required to raise additional capital through public or private financings or other arrangements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
Going Concern (Continued)
It cannot be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to existing stockholders and may contain restrictive covenants.
The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for its products; history of losses in recent years; ability to remain competitive in response to new technologies; costs to defend, as well as risks of losing patent and intellectual property rights; reliance on limited number of suppliers; reliance on outsourced manufacture of its products for quality control and product availability; uncertainty of demand for its products in certain markets; ability to manage growth effectively; dependence on key members of its management; and its ability to obtain adequate capital to fund future operations.
The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Combination
InferX and Datamat merged as of December 31, 2005. The combined financials statements include the accounts of InferX and Datamat, and all intercompany accounts and transactions have been eliminated in the combination. The capital accounts of InferX have been retroactively reflected to account for this merger as of January 1, 2003.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.
The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of December 31, 2005 and 2004, an allowance of $2,364 is required.
Fixed Assets
Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.
Computer Software Development Costs
During 2005 and 2004, the Company capitalized certain software development costs. The Company capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. The Company capitalizes costs incurred during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events. For the years ended December 31, 2005 and 2004, the Company recognized $177,003 and $129,719 of amortization expense on its capitalized software costs, respectively.
Recoverability of Long-Lived Assets
The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue Recognition
The Company generates revenue from professional services rendered to customers. The Company’s revenue is generated under time-and-material contracts and fixed-price contracts.
Time-and-Material Contracts
Time-and-material contracts revenue is generated whereby costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. The majority of the customers are billed on an hourly or daily basis whereby actual time is charged directly to the customer. Such method is expected to result in reasonably consistent profit margins over the contract term.
Fixed-Price Contracts
Revenue generated from fixed-price contracts, including most application management and support contracts, is recognized ratably over the contract term. Revenue generated from certain other fixed-price contracts is recognized using the percentage of completion method as the ratio of labor hours incurred to estimated total labor hours.
This method is used because reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made, based on historical experience and milestones set in the contract. The Company’s project delivery and business unit finance personnel continually review labor hours incurred and estimated total labor hours, which may result in revisions to the estimated amount of recognized revenue for the contract. Changes in estimates are accounted for in the period of change.
If the Company does not accurately estimate the resources required or the scope of work to be performed for a contract or if the Company does not manage the project properly within the planned time period, then a loss may be recognized on the contract. Losses are recorded in the period when they become known.
The Company does not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.
The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.
Unbilled services represent services provided which are billed subsequent to the period end in accordance with the contract terms and services rendered for which contracts with government agencies were executed subsequent to the period end. All such amounts are anticipated to be realized in the following period.
Any unearned revenue reflects items that are unbilled by the Company with the revenue and billing associated with the project to be incurred in the following period.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Stock-Based Compensation
Employee stock awards under the Company’s compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and have adopted the enhanced disclosure provisions of SFAS 148 “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123”.
The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. For disclosure purposes, pro forma net loss and loss per share impacts are provided as if the fair value method under SFAS 123 had been applied:
The Company issued one warrant to purchase 50,000 shares in May 2005, with an expiration of 6-months. The warrant expired prior to any exercise into shares of common stock. The Company did not issue any options or warrants in the year ended December 31, 2004.

	Years Ended
	December 31,	December 31,
	2005	2004
Net income (loss), as reported	$(526,320)	$(101,240)
Add: Stock-based employee compensation expense included in reported net income (loss), net of related tax effects	—	—
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	—	—

Pro forma net income (loss)	$(526,320)	$(101,240)

Basic and diluted income (loss) per share:
As reported	$(200.35)	$(39.89)

Pro forma	$(200.35)	$(39.89)

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Concentrations
The Company has derived all of its revenue from one customer.
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and unbilled receivables. To date, accounts receivable and unbilled receivables have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.
Segment Reporting
The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.
Fair Value of Financial Instruments
The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.
Income Taxes
Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
Earnings (Loss) Per Share of Common Stock
Basic net income (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Earnings (Loss) Per Share of Common Stock (Continued)
There were no options or warrants to purchase shares of common stock at December 31, 2005 and 2004, respectively.
The following is a reconciliation of the computation for basic and diluted EPS:

	Years Ended
	December 31,	December 31,
	2005	2004

Net income (loss)	$(526,320)	$(101,240)

Weighted-average common shares outstanding :
Basic	2,627	2,538
Effect of dilutive securities-warrants	—	—

Diluted	2,627	2,538

Basic net earnings (loss) per share	$(200.35)	$(39.89)

Diluted net earnings (loss) per share	$(200.35)	$(39.89)

Research and Development
Research and development costs are expensed as incurred.
Recent Issued Accounting Standards
In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. In December 2003, the FASB revised FIN 46 and issued FIN 46 (revised December 2003) (“FIN 46R”). In addition to conforming to previously issued FASB Staff Positions, FIN No. 46R deferred the implementation date for certain variable interest entities. This revised interpretation is effective for all entities no later than the end of the first reporting period that ends after March 15, 2004. The Company does not have any investments in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption of this interpretation will not have any impact on the Company’s results of operations, financial position or cash flows.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Recent Issued Accounting Standards (Continued)
On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.
On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its financial statements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 3- FIXED ASSETS
Fixed assets consist of the following as of December 31, 2005 and 2004:

	Estimated Useful
	Lives (Years)	2005	2004
Computer equipment	5	$65,278	$65,278
Office machinery and equipment	3	12,942	12,942
Furniture and fixtures	5	538	538
Automobile	5	58,476	58,476

		137,234	137,234
Less: Accumulated depreciation		(101,169)	(86,399)

Total, net		$36,065	$50,835

Depreciation expense was $14,770 and $14,269 for the years ended December 31, 2005 and 2004, respectively.
NOTE 4- COMPUTER SOFTWARE DEVELOPMENT COSTS
Computer software development costs consist of the following as of December 31, 2005 and 2004:

	Estimated Useful
	Lives (Years)	2005	2004
Computer software development costs	5	$909,920	$885,015

Less: Accumulated amortization		(396,374)	(219,371)

Total, net		$513,546	$665,644

Amortization expense was $177,003 and $129,719 for the years ended December 31, 2005 and 2004, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 4- COMPUTER SOFTWARE DEVELOPMENT COSTS (CONTINUED)
Amortization expense anticipated through December 31, 2009 is as follows:

Year ended December 31:
2006	$177,003
2007	163,187
2008	101,167
2009	72,189

$513,546

NOTE 5- NOTES PAYABLE
SBA Loan
On July 22, 2003, the Company and the U.S. Small Business Administration (“SBA”) entered into a Note (the “Note”) under the SBA’s Secured Disaster Loan program in the amount of $377,100.
Under the Note, the Company agreed to pay principal and interest at an annual rate of 4% per annum, of $1,868 every month commencing twenty-five (25) months from the date of the Note (commencing August 2005). The Note matures July 2033.
The Company must comply with the default provisions contained in the Note. The Company is in default under the Note if it does not make a payment under the Note, or if it: a) fails to comply with any provision of the Note, the Loan Authorization and Agreement, or other Loan documents; b) defaults on any other SBA loan; c) sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the collateral (as defined therein) or its proceeds; d) does not disclose, or anyone acting on their behalf does not disclose, any material fact to the SBA; e) makes, or anyone acting on their behalf makes, a materially false or misleading representation to the SBA; f) defaults on any loan or agreement with another creditor, if the SBA believes the default may materially affect the Company’s ability to pay this Note; g) fails to pay any taxes when due; h) becomes the subject of a proceeding under any bankruptcy or insolvency law; i) has a receiver or liquidator appointed for any part of their business or property; j) makes an assignment for the benefit of creditors; k) has any adverse change in financial condition or business operation that the SBA believes may materially affect the Company’s ability to pay this Note; l) dies; m) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without the SBA’s prior written consent; or n) becomes the subject of a civil or criminal action that the SBA believes may materially affect the Company’s ability to pay this Note.
As of December 31, 2005 and 2004, the Company has an outstanding principal balance of $374,551 and $377,100, respectively. Accrued interest as of December 31, 2005 and 2004 was $31,354 and $21,949, respectively. Interest expense on the SBA loan for the years ended December 31, 2005 and 2004 were $16,196 and $15,622, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 5- NOTE PAYABLE (CONTINUED)
Automobile Loan
The Company has a note payable with an automotive finance company in the original amount of $44,990 (the “Auto Note”). The Auto Note commenced in November 2003, and requires payments of $750 per month for a period of 60 months. The Auto Note is secured by the automobile.
As of December 31, 2005 and 2004, the outstanding principal balance of the Auto Note was $26,252 and $34,493, respectively.
Other Notes Payable
On March 3, 2000, the Company entered into an installment note with Tec-Masters, Inc. in the amount of $100,000. The amount was due May 1, 2000, however was extended with no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured. As of December 31, 2005 and 2004, the outstanding principal balance on this note was $0 and $100,000, respectively.
On February 15, 2000, the Company entered into an installment note with an individual, in the amount of $100,000. The amount had no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured. As of December 31, 2005 and 2004, the outstanding principal balance on this note was $0 and $100,000, respectively.
On February 9, 2000, the Company entered into an installment note with an individual, in the total amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured. As of December 31, 2005 and 2004, the outstanding principal balance on this note was $0 and $25,000, respectively.
On February 9, 2000, the Company entered into an installment note with an individual, in the amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured. As of December 31, 2005 and 2004, the outstanding principal balance on this note was $0 and $25,000, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 5- NOTE PAYABLE (CONTINUED)
As of December 31, 2005, the repayment schedule of the Notes Payable for the next five years and in the aggregate are:

2006	$15,292
2007	15,549
2008	15,067
2009	7,093
2010	7,383
Thereafter	340,419

400,803
Less: current portion	(15,292)

Long-term portion	$385,511

NOTE 6- NOTE PAYABLE – RELATED PARTIES
The President of the Company would lend money from time to time to the Company to fund operations. These amounts bore no interest and were unsecured. As of December 31, 2005 and 2004, the amount outstanding to the President of the Company was $45,000 and $20,000, respectively. All amounts as of June 30, 2006 have been repaid to the President of the Company.
NOTE 7- STOCKHOLDERS’ EQUITY (DEFICIT)
InferX
Common Stock
InferX was incorporated in Delaware in 1999 with 2,000,000 authorized shares of $0.001 par value common stock. As of December 31, 2004, InferX had 1,439,359 shares issued and outstanding and in 2004 did not issue any shares of common stock.
During 2005, InferX issued: a) 305,000 shares of common stock to founders of InferX at par value, a value of $305; b) 50,000 shares of common stock for $75,000 cash; and c) as noted in Note 5, issued 192,308 shares of common stock in the conversion of $250,000 in notes payable. As of December 31, 2005, prior to the merger of InferX with Datamat and share conversion, InferX had 1,986,667 shares issued and outstanding.
On December 31, 2005, InferX merged with Datamat and in the merger converted the 1,986,667 shares of common stock into 743 shares of Datamat common stock.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 7- STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)
Datamat
Common Stock
Datamat was incorporated in Virginia in 1992 with 5,000 authorized shares of $1.00 par value common stock. As of December 31, 2004, Datamat had 2,000 shares issued and outstanding and in 2004 did not issue any shares of common stock.
During 2005, Datamat did not issue any shares of common stock, and on December 31, 2005 in the merger with InferX issued 743 shares of common stock in conversion of the 1,986,667 InferX common shares.
As of December 31, 2005, Datamat has 2,743 shares of common stock issued and outstanding.
Additional Paid in Capital
During 2005, the Company’s President in addition to advancing amounts under notes payable (se Note 6) contributed capital in the form of equity for which no shares were issued. During 2005, the Company received $56,851.
Warrants
In May 2005, InferX issued 50,000 shares of common stock for $75,000 cash. In addition to the shares issued, the investor received warrants to purchase an additional 50,000 shares of common stock at the same price used to acquire the             shares which was $1.50 per share. The warrants expired six months after grant date, November 2005, without being exercised. Under a Black-Scholes Pricing Model, utilizing $1.50 as the exercise price, $1.50 as the stock price, minimum volatility, and a tax-exempt interest rate of 3.5%, the value of the warrants were $1,291.
There are no additional warrants outstanding, or granted as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, respectively.
Options
There are no options outstanding, or granted as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 8- RELATED PARTY TRANSACTIONS
As noted in Notes 6 and 7, the Company borrowed and was advanced amounts as equity contributions by the Company’s President. There were no other related party activities during the years ended December 31, 2005 and 2004, respectively.
NOTE 9- COMMITMENTS
Rental
The Company leases office space under an operating lease that has initial or remaining non-cancelable lease terms and expires in November 2008. The lease agreement provides for an annual 4% escalation of the base rent. As of December 31, 2005, the following presents the approximate future minimum lease payments required under this lease:

For the Years Ended
December 31,
2006	$101,305
2007	105,357
2008	100,441

$307,103

Rent expense for the years ended December 31, 2005 and 2004 was $97,734 and $93,975, respectively.
Consulting Agreements
During 2005, the Company entered into consulting agreements with marketing and strategic consulting groups with terms that do not exceed one year. These companies are to be paid fees for the services they perform. The Company has included these fees in their statements of operations for the year ended December 31, 2005.
Unused Financing Commitment
In 2005 and 2004, the Company had available a factoring financing facility in the maximum amount of $3,500,000. The facility provided for an advance rate of 90% on government invoicing and 85% on commercial invoicing at a rate of prime plus 2.5%. The facility was secured by a security interest in the accounts receivables and the personal guarantee of the majority shareholder. There were no amounts outstanding under the facility at December 31, 2004, and no amounts outstanding in 2005 through the termination of the agreement in August 2005.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 10- PROVISION FOR INCOME TAXES
Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.
At December 31, 2005, deferred tax assets consist of the following:

Net operating losses	$205,427

Valuation allowance	(205,427)

$—

At December 31, 2005, the Company had net operating loss carryforward in the approximate amount of $604,197, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.
A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2005 and 2004 is summarized below.

	2005	2004
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0

	0%	0%

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 11- DEFINED CONTRIBUTION PLAN
The Company has a retirement plan which satisfies the requirements of Section 401(k) of the Internal Revenue Code. This defined contribution retirement plan covers substantially all employees. Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan. The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals. The Company made no such contributions for the years ended December 31, 2005 and 2004, respectively.
     NOTE 12- MAJOR CUSTOMER
The Company’s contracts with agencies of the federal government accounted for 100% of its revenue and accounts receivable as of and for the years ended December 31, 2005 and 2004, respectively.
     NOTE 13- SUBSEQUENT EVENTS
Stock Issuances
During the six months ended June 30, 2006, the Company issued: a) 132 shares of stock as guarantee fees on the $350,000 in promissory notes (see below); b) 5 shares of stock for an investment of $20,000; c) 63 shares of stock for consulting services; and d) 10 shares of stock in conversion of vendor accounts payable.
Promissory Notes
On May 18, 2006, the Company entered into five separate promissory notes with one fund, one trust and three individuals in the total amount of $350,000 (collectively, the “Promissory Notes”). The Promissory Notes mature, the earlier of: a) at the closing of a reverse merger, share exchange or similar business combination between the Company and Black Nickel Acquisition Corp. I or an affiliate thereof (“Black Nickel”); b) November 18, 2006; or c) an event of default as set forth and defined in the Promissory Notes (the “Maturity Date”). The Promissory Notes accrue interest at an annual rate of 8% per annum, and interest is due at the Maturity Date.
In accordance with the Promissory Notes, the Company in May 2006 issued 132 shares of stock to the lenders as a guarantee fee for lending the Company the $350,000 (which will convert to 250,000 post-merger shares of Black Nickel).

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
     NOTE 13- SUBSEQUENT EVENTS (CONTINUED)
Promissory Notes (Continued)
The Promissory Notes are not convertible into shares of the Company’s stock, and are anticipated to be repaid with the proceeds the Company receives in its private placement of $850,000 (the “Private Placement and Letter of Intent for Share Exchange”, see below). The Private Placement is anticipated to take place simultaneous with the planned reverse merger with Black Nickel as agreed upon in the Letter of Intent with Black Nickel.
In accordance with the Promissory Notes, the Company and the lenders agreed that upon the reverse merger with Black Nickel, the Company would file a registration statement with the Securities and Exchange Commission on Form SB-2. The Company agreed to deadlines in the actual filing of the Form SB-2 as well as the effectiveness of the Form SB-2. Should the Company fail to meet the requirements as set forth in the Promissory Notes, they would be subject to a 1% penalty per month for every month they fail to secure an effective registration. This clause does not state whether the penalty would be paid in the form of cash or stock of the Company. Should the penalty include an open-ended cash settlement, the registration rights clause may be considered a derivative as defined in Emerging Issues Task Force (EITF) 00-19, “Accounting for Derivative Financial Instruments to, and Potentially Settled in, a Company’s Own Stock.”
Private Placement and Letter of Intent for Share Exchange
In August 2006, the Company and Black Nickel entered into a revised Letter of Intent for Share Exchange (the “Letter of Intent”). Pursuant to the Letter of Intent, the Company:
a)	issued the Promissory Notes (see above) for bridge financing in the amount of $350,000, and issued 132 shares of stock as a guarantee for the bridge debt (which will convert to 250,000 post-merger shares of Black Nickel);

b)	agreed to issue 100% of the outstanding shares of the Company for 5,350,000 common shares of Black Nickel, which is 5,600,000 shares net of the 250,000 shares issued as a guarantee for the bridge debt (see (a));

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004
NOTE 13- SUBSEQUENT EVENTS (CONTINUED)
Private Placement and Letter of Intent for Share Exchange (Continued)
c)	will receive the Private Placement cash of a maximum of $1,000,000 of which $350,000 will be used to repay the Promissory Notes and the remaining $650,000 will be available to the Company to use as working capital, net of approximately $85,000 that will be needed to pay for closing costs, and cannot use the $565,000 to repay the SBA Loan (see Note 5). In exchange for the $1,000,000 the investors of the Private Placement will receive 2,000,000 units at a price of $0.50 per unit. Each unit consists of 1 share, 1 Class A Warrant and 1 Class B Warrant. All shares and Warrants shall have anti dilution protection prior to the time of the effective registration statement covering such shares. In the event that the Company obtains additional financing prior to an effective registration statement, the shares of stock shall be increased in the event that the financing is at a per share price less than $0.50 per share, and the exercise prices for the Class A and Class B Warrants shall be reduced to the price of the shares in such future financing;

d)	the Class A Warrants are exercisable at any time for shares of stock at an exercise price of $0.50 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by Black Nickel if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.50 per share. 1,000,000 warrants shall be callable by Black Nickel if either Black Nickel or the Company is awarded a contract with a guaranteed minimum revenue of at least $1,000,000 with a department of the United Sates Government (not including the Missile Defense Agency) to deploy its existing technology for threat detection or other application;.

e)	the Class B Warrants are exercisable at any time for shares of stock at an exercise price of $0.62 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by the Company if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.86 per share;

f)	shall keep 1,200,000 of the existing shares outstanding in Black Nickel to their shareholders; and

g)	shall reserve for a period of two (2) years from the closing of the Reverse Merger, no more than 2,200,000 shares of stock for a stock option plan, and any options granted under this plan will be subject to an exercise price of not less than $0.50 per share.
The Company anticipates closing of this transaction to occur in September 2006.

INFERX CORPORATION
INDEX TO FINANCIAL STATEMENTS

Page(s)
Reviewed Financial Statements:
Report of Independent Registered Public Accounting Firm	F-25
Balance Sheet as of June 30, 2006	F-26
Statements of Operations for the six months ended June 30, 2006 and 2005	F-27
Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2005 and 2004 and six months ended June 30, 2006	F-28
Statements of Cash Flows for the six months ended June 30, 2006 and 2005	F-29
Notes to Financial Statements	F-30-F-47

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
InferX Corporation
I have reviewed the accompanying balance sheet of InferX Corporation (the “Company”) as of June 30, 2006, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the six months then ended. These interim financial statements are the responsibility of the Company’s management.
I conducted the reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.
Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/Michael Pollack CPA
Cherry Hill, New Jersey
August 14, 2006

INFERX CORPORATION
BALANCE SHEET
JUNE 30, 2006
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$48,595
Accounts receivable, net	24,998
Unbilled services	9,999
Prepaid expenses and other current assets	7,505

Total current assets	91,097

Fixed assets, net of depreciation	31,696

Other Asset
Computer software development costs, net of amortization	425,045

Total other asset	425,045

TOTAL ASSETS	$547,838

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$79,165
Accrued expenses	81,682
Current portion of notes payable	72,956
Promissory notes	350,000
Unearned revenue	9,999

Total current liabilities	593,802

Long-term Liabilities
Notes payable, net of current portion	377,769

TOTAL LIABILITIES	971,571

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par value $1.00 per share, 5,000 shares authorized and 2,953 shares issued and outstanding	2,953
Additional paid-in capital	649,975
Retained earnings (defict)	(1,076,661)

Total stockholders’ equity (deficit)	(423,733)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$547,838

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005
REVENUE	$74,995	$175,279

COST OF REVENUES
Direct labor and other finges	95,276	31,897
Amortization of computer software development costs	88,502	88,502

Total costs of revenues	183,778	120,399

GROSS PROFIT (LOSS)	(108,783)	54,880

OPERATING EXPENSES
Indirect and overhead labor and fringes	73,945	96,110
Professional fees	23,707	19,081
Advertising and marketing	54,433	2,500
Commissions and consulting fees	104,864	6,080
Travel related costs	9,677	8,548
Rent	52,591	48,867
General and administrative	26,086	41,576
Depreciation	7,543	7,384

Total operating expenses	352,846	230,146

NET LOSS FROM OPERATIONS BEFORE OTHER EXPENSE AND PROVISION FOR INCOME TAXES	(461,629)	(175,266)

OTHER EXPENSE
Interest expense, net of interest income	10,835	8,048

NET LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(472,464)	(183,314)

Provision for income taxes	—	—

NET (LOSS) APPLICABLE TO SHARES	$(472,464)	$(183,314)

NET (LOSS) PER BASIC AND DILUTED SHARES	$(169.83)	$(71.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (DATAMAT)	2,782	2,581

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY\(DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 AND SIX MONTHS ENDED JUNE 30, 2006
(UNAUDITED)

	Datamat		Additional	Retained
	Common Stock		Paid-In	Earnings
	Shares	Amount	Capital	(Deficit)	Total
Balance — January 1, 2004	2,538	$2,538	$102,957	$23,363	$128,858

Net loss for the year	—	—	—	(101,240)	(101,240)

Balance — December 31, 2004	2,538	2,538	102,957	(77,877)	27,618

Issuance of shares to founders for services rendered	114	114	191	—	305

Issuance of shares for cash	19	19	74,981	—	75,000

Issuance of shares for conversion of notes payable	72	72	249,928	—	250,000

Contribution of capital by shareholder	—	—	56,851	—	56,851

Net loss for the year	—	—	—	(526,320)	(526,320)

Balance — December 31, 2005	2,743	2,743	484,908	(604,197)	(116,546)

Issuance of shares for cash	5	5	19,995	—	20,000

Issuance of shares for conversion of accounts payable	10	10	40,238	—	40,248

Issuance of shares for consulting services	63	63	98,937	—	99,000

Issuance of shares for guarantee of promissory notes	132	132	(132)	—	—

Contribution of capital by shareholder	—	—	6,029	—	6,029

Net loss for the period	—	—	—	(472,464)	(472,464)

Balance — June 30, 2006	2,953	$2,953	$649,975	$(1,076,661)	$(423,733)

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(472,464)	$(183,314)

Adjustments to reconcile net (loss) to net cash used in operating activities:

Stock issued for services	99,000	305
Amortization of computer software development costs	88,502	88,502
Depreciation	7,543	7,384

Change in assets and liabilities
(Increase) decrease in accounts receivable	—	62,940
(Increase) in unbilled services	(5,312)	—
Decrease in prepaid expenses and other current assets	8,442	32,225
Increase in accounts payable and accrued expenses	9,404	55,770
Increase in unearned revenue	5,312	—

Total adjustments	212,891	247,126

Net cash (used in) operating activities	(259,573)	63,812

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,175)	—
Computer software development costs	—	(24,905)

Net cash (used in) investing activities	(3,175)	(24,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in cash overdraft	(12,071)	(30,718)
Issuance of stock for cash	20,000	75,000
Contributions of capital	6,029	—
Borrowings of promissory notes	350,000	—
Borrowings (repayment) of notes payable	(7,615)	(3,742)
Borrowings (repayment) of note payable — related partry	(45,000)	(14,000)

Net cash provided by financing activities	311,343	26,540

NET INCREASE IN CASH AND CASH EQUIVALENTS	48,595	65,447

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$48,595	$65,447

SUPPLEMENTAL INFORMATION OF CASHFLOW ACTIVITY
Cash paid during the year for interest	$11,457	$—

SUPPLEMENTAL INFORMATION ON NONCASH ACTIVITY
Conversion of accounts payable to stock	$40,248	$—

Stock issued for services	$99,000	$305

The accompanying notes are an integral part of these financial statements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION
InferX Corporation (“InferX” or the “Company”) was incorporated under the laws of Delaware in 1999. On December 31, 2005, InferX and Datamat Systems Research, Inc. (“Datamat”), a company incorporated in 1992 under the corporate laws of the Commonwealth of Virginia executed an Agreement and Plan of Merger (the “Merger”). InferX and Datamat had common majority directors. The financial statements herein reflect the combined entity, and all intercompany transactions and accounts have been eliminated. As a result of the Merger, InferX merged with and into Datamat, the surviving entity. Upon completion, Datamat changed its name to InferX Corporation.
InferX was formed to develop and commercially market computer applications software systems that were initially developed by Datamat with grant from the Missle Defense Agency. Datamat was formed as a professional services research and development firm, specializing in the Department of Defense The Company currently provides services and software to the United States government, and is in process of formalizing business plans that will enable them to provide software and services to commercial entities as well.
In May 2006, the Company entered into a Letter of Intent for a Share Exchange with Black Nickel Acquisition Corp. I (“Black Nickel”), as more fully described in Note 11, Proposed Business Combination. This Letter of Intent was revised in August 2006.
On May 18, 2006, the Company entered into five separate promissory notes with one fund, one trust and three individuals in the total amount of $350,000 as fully described in Note 7, Promissory Notes.
Going Concern
As shown in the accompanying financial statements the Company has incurred a loss of $472,464 and $183,314 for the six months ended June 30, 2006 and 2005, respectively, and has a working capital deficiency of $502,705 as of June 30, 2006. The principal reasons for the recurring losses is due to the Company’s changed focus on developing its products for the commercial markets as it transitions away from the less profitable government services market. The Company expects the negative cash flow from operations to continue its trend through 2006. These factors raise significant doubt about the ability of the Company to continue as a going concern.
Management’s plans to address these conditions include continued efforts to obtain government contracts surrounding existing technology, and the raising of additional capital through both debt and equity.
The Company’s long-term success is dependent upon the obtaining of sufficient capital to fund its operations; development of its products; and launching its products to the worldwide market. These factors will contribute to the Company’s obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company will be required to raise additional capital through public or private financings or other arrangements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
Going Concern (Continued)
It cannot be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to existing stockholders and may contain restrictive covenants.
The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for its products; history of losses in recent years; ability to remain competitive in response to new technologies; costs to defend, as well as risks of losing patent and intellectual property rights; reliance on limited number of suppliers; reliance on outsourced manufacture of its products for quality control and product availability; uncertainty of demand for its products in certain markets; ability to manage growth effectively; dependence on key members of its management; and its ability to obtain adequate capital to fund future operations.
The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Combination
InferX and Datamat merged as of December 31, 2005. The combined financials statements include the accounts of InferX and Datamat, and all intercompany accounts and transactions have been eliminated in the combination. The capital accounts of InferX have been retroactively reflected to account for this merger as of January 1, 2003.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.
The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions. Management has determined that as of June 30, 2006, an allowance of $2,364 is required.
Fixed Assets
Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (primarily three to five years). Costs of maintenance and repairs are charged to expense as incurred.
Computer Software Development Costs
During 2005, the Company capitalized certain software development costs. The Company capitalizes the cost of software used for internal operations once technological feasibility of the software has been demonstrated. The Company capitalizes costs incurred during the development process, including payroll costs for employees who are directly associated with the development process and services performed by consultants. Amortization of such costs is based on the greater of (1) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (2) the straight-line method over the remaining economic life of the software, typically five years. It is possible that those anticipated gross revenues, the remaining economic life of the products, or both, may be reduced as a result of future events. For the six months ended June 30, 2006 and 2005, the Company recognized $88,502 and $88,502 of amortization expense on its capitalized software costs, respectively. Through the six months ended June 30, 2006, there were no additional capitalized costs.
Recoverability of Long-Lived Assets
The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue Recognition
The Company generates revenue from professional services rendered to customers. The Company’s revenue is generated under time-and-material contracts and fixed-price contracts.
Time-and-Material Contracts
Time-and-material contracts revenue is generated whereby costs are generally incurred in proportion with contracted billing schedules and revenue is recognized as services are performed, with the corresponding cost of providing those services reflected as direct costs. The majority of the customers are billed on an hourly or daily basis whereby actual time is charged directly to the customer. Such method is expected to result in reasonably consistent profit margins over the contract term.
Fixed-Price Contracts
Revenue generated from fixed-price contracts, including most application management and support contracts, is recognized ratably over the contract term. Revenue generated from certain other fixed-price contracts is recognized using the percentage of completion method as the ratio of labor hours incurred to estimated total labor hours.
This method is used because reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made, based on historical experience and milestones set in the contract. The Company’s project delivery and business unit finance personnel continually review labor hours incurred and estimated total labor hours, which may result in revisions to the estimated amount of recognized revenue for the contract. Changes in estimates are accounted for in the period of change.
If the Company does not accurately estimate the resources required or the scope of work to be performed for a contract or if the Company does not manage the project properly within the planned time period, then a loss may be recognized on the contract. Losses are recorded in the period when they become known.
The Company does not derive revenue from projects involving multiple revenue-generating activities. If a contract would involve the provision of multiple service elements, total estimated contract revenue would be allocated to each element based on the fair value of each element.
The amount of revenue allocated to each element would then be limited to the amount that is not contingent upon the delivery of another element in the future. Revenue for each element would then be recognized depending upon whether the contract is a time-and-materials contract or a fixed-price, fixed-time contract.
Unbilled services represent services provided which are billed subsequent to the period end in accordance with the contract terms and services rendered for which contracts with government agencies were executed subsequent to the period end. All such amounts are anticipated to be realized in the following period.
Any unearned revenue reflects items that are unbilled by the Company with the revenue and billing associated with the project to be incurred in the following period.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Stock-Based Compensation
Employee stock awards under the Company’s compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and have adopted the enhanced disclosure provisions of SFAS 148 “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123”.
The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. For disclosure purposes, pro forma net loss and loss per share impacts are provided as if the fair value method under SFAS 123 had been applied:
The Company issued one warrant to purchase 50,000 shares in May 2005, with an expiration of 6-months. The warrant expired prior to any exercise into shares of common stock. The Company did not issue any options or warrants in the six months ended June 30, 2006.

	Six Months Ended
	June 30,	June 30,
	2006	2005
Net income (loss), as reported	$(472,464)	$(183,314)
Add: Stock-based employee compensation expense included in reported net income (loss), net of related tax effects	—	—
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	—	—

Pro forma net income (loss)	$(472,464)	$(183,314)

Basic and diluted income (loss) per share:
As reported	$(169.83)	$(71.02)

Pro forma	$(169.83)	$(71.02)

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Concentrations
The Company has derived all of its revenue from one customer.
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and unbilled receivables. To date, accounts receivable and unbilled receivables have been derived from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required.
Segment Reporting
The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company believes that there is only one operating segment.
Fair Value of Financial Instruments
The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.
Income Taxes
Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
Earnings (Loss) Per Share of Common Stock
Basic net income (loss) per common share (“EPS”) is computed using the weighted average number of common shares outstanding for the period. Diluted earnings per share includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Earnings (Loss) Per Share of Common Stock (Continued)
There were no options or warrants to purchase shares of common stock at June 30, 2006:
The following is a reconciliation of the computation for basic and diluted EPS:

	Six Months Ended
	June 30,	June 30,
	2006	2005

Net income (loss)	$(472,464)	$(183,314)

Weighted-average common shares outstanding :
Basic	2,782	2,581
Effect of dilutive securities-warrants	—	—

Diluted	2,782	2,581

Basic net earnings (loss) per share	$(169.83)	$(71.02)

Diluted net earnings (loss) per share	$(169.83)	$(71.02)

Research and Development
Research and development costs are expensed as incurred.
Recent Issued Accounting Standards
In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. In December 2003, the FASB revised FIN 46 and issued FIN 46 (revised December 2003) (“FIN 46R”). In addition to conforming to previously issued FASB Staff Positions, FIN No. 46R deferred the implementation date for certain variable interest entities. This revised interpretation is effective for all entities no later than the end of the first reporting period that ends after March 15, 2004. The Company does not have any investments in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption of this interpretation will not have any impact on the Company’s results of operations, financial position or cash flows.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Recent Issued Accounting Standards (Continued)
On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.
On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its financial statements.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 3- FIXED ASSETS
Fixed assets consist of the following as of June 30, 2006:

	Estimated Useful
	Lives (Years)
Computer equipment	5	$68,453
Office machinery and equipment	3	12,942
Furniture and fixtures	5	538
Automobile	5	58,476

		140,409
Less: Accumulated depreciation		(108,713)

Total, net		$31,696

Depreciation expense was $7,543 and $7,384 for the six months ended June 30, 2006 and 2005, respectively.
NOTE 4- COMPUTER SOFTWARE DEVELOPMENT COSTS
Computer software development costs consist of the following as of June 30, 2006:

	Estimated Useful
	Lives (Years)
Computer software development costs	5	$909,920

Less: Accumulated amortization		(484,875)

Total, net		$425,045

Amortization expense was $88,502 and $88,502 for the six months ended June 30, 2006 and 2005, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 4- COMPUTER SOFTWARE DEVELOPMENT COSTS (CONTINUED)
Amortization expense anticipated through December 31, 2009 is as follows:

Period ended December 31:
2006	$88,502
2007	163,187
2008	101,167
2009	72,189

$425,045

NOTE 5- NOTES PAYABLE
SBA Loan
On July 22, 2003, the Company and the U.S. Small Business Administration (“SBA”) entered into a Note (the “Note”) under the SBA’s Secured Disaster Loan program in the amount of $377,100.
Under the Note, the Company agreed to pay principal and interest at an annual rate of 4% per annum, of $1,868 every month commencing twenty-five (25) months from the date of the Note (commencing August 2005). The Note matures July 2033.
The Company must comply with the default provisions contained in the Note. The Company is in default under the Note if it does not make a payment under the Note, or if it: a) fails to comply with any provision of the Note, the Loan Authorization and Agreement, or other Loan documents; b) defaults on any other SBA loan; c) sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the collateral (as defined therein) or its proceeds; d) does not disclose, or anyone acting on their behalf does not disclose, any material fact to the SBA; e) makes, or anyone acting on their behalf makes, a materially false or misleading representation to the SBA; f) defaults on any loan or agreement with another creditor, if the SBA believes the default may materially affect the Company’s ability to pay this Note; g) fails to pay any taxes when due; h) becomes the subject of a proceeding under any bankruptcy or insolvency law; i) has a receiver or liquidator appointed for any part of their business or property; j) makes an assignment for the benefit of creditors; k) has any adverse change in financial condition or business operation that the SBA believes may materially affect the Company’s ability to pay this Note; l) dies; m) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without the SBA’s prior written consent; or n) becomes the subject of a civil or criminal action that the SBA believes may materially affect the Company’s ability to pay this Note.
As of June 30, 2006, the Company has an outstanding principal balance of $371,435. Accrued interest as of June 30, 2006 on the SBA Loan was $30,722. Interest expense on the SBA loan for the six months ended June 30, 2006 were $7,460 and $8,048, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 5- NOTE PAYABLE (CONTINUED)
Automobile Loan
The Company has a note payable with an automotive finance company in the original amount of $44,990 (the “Auto Note”). The Auto Note commenced in November 2003, and requires payments of $750 per month for a period of 60 months. The Auto Note is secured by the automobile.
As of June 30, 2006, the outstanding principal balance of the Auto Note was $21,753.
Gallatin Group
On May 31, 2006, the Company entered into a promissory note with The Gallatin Group in the amount of $57,537. The amount converted accounts payable to this note payable. The amount is due within 5 days of the Company’s private placement funding as described in Note 11. The amount is reflected in the current portion of notes payable on the balance sheet at June 30, 2006.
Other Notes Payable
On March 3, 2000, the Company entered into an installment note with Tec-Masters, Inc. in the amount of $100,000. The amount was due May 1, 2000, however was extended with no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured.
On February 15, 2000, the Company entered into an installment note with an individual, in the amount of $100,000. The amount had no maturity date. The $100,000 remained outstanding until December 31, 2005 when the Company converted this note into 28.77 shares of Datamat common stock (76,923 of InferX). There was no interest on this note, and was unsecured.
On February 9, 2000, the Company entered into an installment note with an individual, in the total amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured.
On February 9, 2000, the Company entered into an installment note with an individual, in the amount of $25,000. The amount had no maturity date. The $25,000 remained outstanding until December 31, 2005 when the Company converted this note into 7.19 shares of Datamat common stock (19,231 of InferX). There was no interest on this note, and was unsecured.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 5- NOTE PAYABLE (CONTINUED)
As of June 30, 2006, the repayment schedule of the Notes Payable for the next five years and in the aggregate are:

2007	$72,956
2008	15,681
2009	9,205
2010	7,236
2011	7,533
Thereafter	338,114

450,725
Less: current portion	(72,956)

Long-term portion	$377,769

NOTE 6- NOTE PAYABLE – RELATED PARTIES
The President of the Company would lend money from time to time to the Company to fund operations. These amounts bore no interest and were unsecured. As of June 30, 2006, there are no amounts outstanding to the President of the Company.
NOTE 7- PROMISSORY NOTES
On May 18, 2006, the Company entered into five separate promissory notes with one fund, one trust and three individuals in the total amount of $350,000 (collectively, the “Promissory Notes”). The Promissory Notes mature, the earlier of: a) at the closing of a reverse merger, share exchange or similar business combination between the Company and Black Nickel Acquisition Corp. I or an affiliate thereof (“Black Nickel”); b) November 18, 2006; or c) an event of default as set forth and defined in the Promissory Notes (the “Maturity Date”). The Promissory Notes accrue interest at an annual rate of 8% per annum, and interest is due at the Maturity Date.
In accordance with the Promissory Notes, the Company in May 2006 issued 132 shares of stock to the lenders as a guarantee fee for lending the Company the $350,000 (which will convert to 250,000 post-merger shares of Black Nickel).
The Promissory Notes are not convertible into shares of the Company’s stock, and are anticipated to be repaid with the proceeds the Company receives in its private placement of a maximum amount of $1,000,000 (the “Private Placement and Letter of Intent for Share Exchange”, see below). The Private Placement is anticipated to take place simultaneous with the planned reverse merger with Black Nickel as agreed upon in the Letter of Intent with Black Nickel.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 7- PROMISSORY NOTES (CONTINUED)
In accordance with the Promissory Notes, the Company and the lenders agreed that upon the reverse merger with Black Nickel, the Company would file a registration statement with the Securities and Exchange Commission on Form SB-2. The Company agreed to deadlines in the actual filing of the Form SB-2 as well as the effectiveness of the Form SB-2. Should the Company fail to meet the requirements as set forth in the Promissory Notes, they would be subject to a 1% penalty per month for every month they fail to secure an effective registration. This clause does not state whether the penalty would be paid in the form of cash or stock of the Company. Should the penalty include an open-ended cash settlement, the registration rights clause may be considered a derivative as defined in Emerging Issues Task Force (EITF) 00-19, “Accounting for Derivative Financial Instruments to, and Potentially Settled in, a Company’s Own Stock.”
Accrued interest at June 30, 2006, and interest expense for the six months ended June 30, 2006 under the Promissory Notes were $3,375.
NOTE 8- STOCKHOLDERS’ EQUITY (DEFICIT)
InferX
Common Stock
InferX was incorporated in Delaware in 1999 with 2,000,000 authorized shares of $0.001 par value common stock. As of December 31, 2004, InferX had 1,439,359 shares issued and outstanding and in 2004 did not issue any shares of common stock.
During 2005, InferX issued: a) 305,000 shares of common stock to founders of InferX at par value, a value of $305; b) 50,000 shares of common stock for $75,000 cash; and c) as noted in Note 5, issued 192,308 shares of common stock in the conversion of $250,000 in notes payable. As of December 31, 2005, prior to the merger of InferX with Datamat and share conversion, InferX had 1,986,667 shares issued and outstanding.
On December 31, 2005, InferX merged with Datamat and in the merger converted the 1,986,667 shares of common stock into 743 shares of Datamat common stock.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 8- STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)
Datamat
Common Stock
Datamat was incorporated in Virginia in 1992 with 5,000 authorized shares of $1.00 par value common stock. As of December 31, 2004, Datamat had 2,000 shares issued and outstanding and in 2004 did not issue any shares of common stock.
During 2005, Datamat did not issue any shares of common stock, and on December 31, 2005 in the merger with InferX issued 743 shares of common stock in conversion of the 1,986,667 InferX common shares.
During the six months ended June 30, 2006, the Company issued: a) 132 shares of stock as guarantee fees on the $350,000 in promissory notes; b) 5 shares of stock for an investment of $20,000; c) 63 shares of stock for consulting services; and d) 10 shares of stock in conversion of vendor accounts payable.
As of June 30, 2006, Datamat has 2,953 shares of common stock issued and outstanding.
Additional Paid in Capital
During 2005, the Company’s President in addition to advancing amounts under notes payable (se Note 6) contributed capital in the form of equity for which no shares were issued. During 2006 and 2005, the Company received $6,029 and $56,851, respectively.
Warrants
In May 2005, InferX issued 50,000 shares of common stock for $75,000 cash. In addition to the shares issued, the investor received warrants to purchase an additional 50,000 shares of common stock at the same price used to acquire the             shares which was $1.50 per share. The warrants expired six months after grant date, November 2005, without being exercised. Under a Black-Scholes Pricing Model, utilizing $1.50 as the exercise price, $1.50 as the stock price, minimum volatility, and a tax-exempt interest rate of 3.5%, the value of the warrants were $1,291.
There are no additional warrants outstanding, or granted as of June 30, 2006 and for the six months ended June 30, 2006 and 2005, respectively.
Options
There are no options outstanding, or granted as of June 30, 2006 and for the six months ended June 30, 2006 and 2005, respectively.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 9- RELATED PARTY TRANSACTIONS
As noted in Notes 6 and 8, the Company borrowed and was advanced amounts as equity contributions by the Company’s President. There were no other related party activities during the six months ended June 30, 2006 and 2005, respectively.
NOTE 10- COMMITMENTS
Rental
The Company leases office space under an operating lease that has initial or remaining non-cancelable lease terms and expires in November 2008. The lease agreement provides for an annual 4% escalation of the base rent. As of June 30, 2006, the following presents the approximate future minimum lease payments required under this lease:

For the Periods Ended
June 30,
2007	$103,331
2008	107,464
2009	46,568

$257,363

Rent expense for the six months ended June 30, 2006 and 2005 was $52,591 and $48,867, respectively.
Consulting Agreements
During 2006 and 2005, the Company entered into consulting agreements with marketing and strategic consulting groups with terms that do not exceed one year. These companies are to be paid fees for the services they perform. The Company has included these fees in their statements of operations for the six months ended June 30, 2006 and 2005, respectively.
Unused Financing Commitment
In 2005, the Company had available a factoring financing facility in the maximum amount of $3,500,000. The facility provided for an advance rate of 90% on government invoicing and 85% on commercial invoicing at a rate of prime plus 2.5%. The facility was secured by a security interest in the accounts receivables and the personal guarantee of the majority shareholder. There were no amounts outstanding under the facility during 2005 through the termination of the agreement in August 2005.

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 11- PROPOSED BUSINESS COMBINATION
In August 2006, the Company and Black Nickel entered into a revised Letter of Intent for Share Exchange (the “Letter of Intent”). Pursuant to the Letter of Intent, the Company:
a)	issued the Promissory Notes (see Note 7) for bridge financing in the amount of $350,000, and issued 132 shares of stock as a guarantee for the bridge debt (which will convert to 250,000 post-merger shares of Black Nickel);

b)	agreed to issue 100% of the outstanding shares of the Company for 5,350,000 common shares of Black Nickel, which is 5,600,000 shares of stock net of the 250,000 shares issued as a guarantee for the bridge debt (see (a));

c)	will receive the Private Placement cash of a maximum of $1,000,000 of which $350,000 will be used to repay the Promissory Notes and the remaining $650,000 will be available to the Company to use as working capital, net of approximately $85,000 that will be needed to pay for closing costs, and cannot use the $565,000 to repay the SBA Loan (see Note 5). In exchange for the $1,000,000 the investors of the Private Placement will receive 2,000,000 units at a price of $0.50 per unit. Each unit consists of 1 share, 1 Class A Warrant and 1 Class B Warrant. All shares and Warrants shall have anti dilution protection prior to the time of the effective registration statement covering such shares. In the event that the Company obtains additional financing prior to an effective registration statement, the shares of stock shall be increased in the event that the financing is at a per share price less than $0.50 per share, and the exercise prices for the Class A and Class B Warrants shall be reduced to the price of the shares in such future financing;

d)	the Class A Warrants are exercisable at any time for shares of stock at an exercise price of $0.50 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by Black Nickel if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.50 per share. 1,000,000 warrants shall be callable by Black Nickel if either Black Nickel or the Company is awarded a contract with a guaranteed minimum revenue of at least $1,000,000 with a department of the United Sates Government (not including the Missile Defense Agency) to deploy its existing technology for threat detection or other application;.

e)	the Class B Warrants are exercisable at any time for shares of stock at an exercise price of $0.62 per share with a term of five (5) years, subject to anti dilution protection, so that any part of the 2,000,000 of the warrants shall be callable by the Company if the underlying warrant shares are registered and the stock trades in the open market for thirty (30) consecutive days at a closing price above $1.86 per share;

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 11- PROPOSED BUSINESS COMBINATION (CONTINUED)
f)	shall keep 1,200,000 of the existing shares outstanding in Black Nickel to their shareholders; and

g)	shall reserve for a period of two (2) years from the closing of the Reverse Merger, no more than 2,200,000 shares of stock for a stock option plan, and any options granted under this plan will be subject to an exercise price of not less than $0.50 per share.
The Company anticipates closing of this transaction to occur in September 2006.
NOTE 12- PROVISION FOR INCOME TAXES
Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.
At June 30, 2006, deferred tax assets consist of the following:

Net operating losses	$366,065

Valuation allowance	(366,065)

$—

At June 30, 2006, the Company had net operating loss carryforward in the approximate amount of $1,076,661, available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.
A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the six months ended June 30, 2006 and 2005 is summarized below.

	2006	2005
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	6.0	6.0
Valuation allowance	28.0	28.0

	0%	0%

INFERX CORPORATION
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2006 AND 2005
NOTE 13- DEFINED CONTRIBUTION PLAN
The Company has a retirement plan which satisfies the requirements of Section 401(k) of the Internal Revenue Code. This defined contribution retirement plan covers substantially all employees. Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan. The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals. The Company made no such contributions for the six months ended June 30, 2006 and 2005, respectively.
     NOTE 14- MAJOR CUSTOMER
The Company’s contracts with agencies of the federal government accounted for 100% of its revenue and accounts receivable as of and for the six months ended June 30, 2006 and 2005, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2006	InferX Corporation
	By:	/s/ B.K. Gogia
B.K. Gogia
President